As filed with the Securities and Exchange Commission on May __, 2000

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2

                             Registration Statement
                                      Under
                           THE SECURITIES ACT OF 1933

                            forestindustry.com, Inc.
                         --------------------------------
               (Exact name of registrant as specified in charter)

         Delaware                         7372                  98-0207081
   ----------------------              ----------              -------------
(State or other jurisdiction   (Primary Standard Classi-      (IRS Employer
  of incorporation)              fication Code Number)          I.D. Number)

                          Suite 504 - 999 Canada Place
                       Vancouver, British Columbia V6C 3E1
                                  604-632-3802
                                ----------------
                          (Address and telephone number
                         of principal executive offices)

                          Suite 504 - 999 Canada Place
                       Vancouver, British Columbia V6C 3E1
                                  604-632-3802
                                ---------------
                   (Address of principal place of business or
                      intended principal place of business)

                                  Joe Perraton
                          Suite 504 - 999 Canada Place
                       Vancouver, British Columbia V6C 3E1
                                  604-632-3802
            (Name, address and telephone number of agent for service)

         Copies of all communications, including all communications sent to the agent for service, should be sent to:

                              William T. Hart, Esq.
                                  Hart & Trinen
                             1624 Washington Street
                             Denver, Colorado 80203
                                  303-839-0061

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
                 As soon as practicable after the effective date
                         of this Registration Statement
                                 Page 1 of Pages

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

Title of each                        Proposed      Proposed
 Class of                            Maximum       Maximum
Securities            Securities     Offering      Aggregate        Amount of
   to be                  to be      Price Per      Offering       Registration
Registered            Registered      Unit (1)         Price           Fee
----------            ----------     ----------    -------------    ---------

Common Stock (2)        486,721          $1.75          $851,762      $225

Common Stock (3)      1,875,000          $0.26         487,500         129
------------------------------------------------------------------------------
Total                 2,361,721                      $1,339,226       $354

------------------------------------------------------------------------------

(1)   Offering price computed in accordance with Rule 457(c).
(2)   Shares of common stock offered by certain selling shareholders.
(3) Represents maximum number of shares of common stock issuable upon conversion of Series A preferred stock.

      Pursuant to Rule 416, this Registration Statement includes such indeterminate number of additional securities as may be required for issuance upon the conversion of the Series A preferred stock as a result of any adjustment in the number of securities issuable by reason of the anti-dilution provisions of the Series A preferred stock.

      The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of l933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

                            forestindustry.com, Inc.

                                  Common Stock

      By means of this prospectus certain shareholders of forestindustry.com are offering to sell up to 772,981 shares of our common stock, which amount includes shares of common stock which may be issuable upon conversion of our Series A preferred stock. The actual number of shares issuable upon the conversion of our Series A preferred shares will vary depending upon the price of our common stock on the date the preferred shares are converted into common stock. However, based upon the market price of our common stock as of May 15, 2000, which was $1.75 per share, we would be required to issue 286,260 shares of our common stock upon the conversion of the Series A preferred stock.

      We will not receive any proceeds form the resale of shares of common stock by the selling stockholders. We will pay for the expenses of this offering.

      Our common stock is quoted on the OTC Bulletin Board under the symbol "FXCH." On May 15, 2000 the closing bid price for one share of common stock was $1.75. Our Series A preferred shares are not quoted or traded on any exchange or quotation system.

      All dollar amounts refer to US dollars unless otherwise indicated.



      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these Securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

      These securities are speculative and involve a high degree of risk. For a description of certain important factors that should be considered by prospective investors, see "Risk Factors" beginning on page 6 of this prospectus




                  The date of this prospectus is May ___, 2000

                               PROSPECTUS SUMMARY

Our Business

      We have developed an internet website for the forest and wood products industry. Our internet site provides a directory of companies associated with the forest and wood industry. Our website is divided into three categories:
Forest and Logging, Wood Processing and Logs, Lumber and Wood Products. Companies may advertise their services on the site and exchange information through our online discussion forums. Our website includes The World Wood Exchange which allows manufacturers, buyers and intermediaries to list all types of wood products for purchase and sale through the website. The website also provides information on industry related trade shows, conferences and news items. All updates and changes made to the website are completed by our in-house technical staff. We generate revenues from this web site by charging a monthly fee to customers based on the size of the advertisement and services offered.

      To date, approximately 60% of revenues have been generated from our website and the other 40% through internet related services.

      The internet related services which we provide are essentially all services which a business needs to promote itself and to advertise and/or sell its products and services through the internet, including the design, development and hosting of websites for our customers.

      We charge either a monthly fee for these services or a fee based upon the number of hours involved in the project. All of our services can be customized to the specific needs of our customers.

      Our website address is forestindustry.com.

      We are a Delaware corporation and our corporate offices are located at Suite 504, 999 Canada Place, Vancouver, British Columbia V6C 3E1. Our telephone number is 604-632-3802. We have one wholly-owned subsidiary, The Forest Industry Online, Inc. which maintains business offices at #6, 2150 Bowen Road. Nanaimo British Columbia V9S 1H7. We currently employ 23 people on a full-time basis.

The Offering

      This prospectus relates to the sale of:

o    486,721  shares of common stock offered by certain of our  stockholders.
o 286,260 shares of our common stock which shares are issuable upon the conversion of our Series A preferred stock; and

     The owners of the 486,721 shares of our common stock, as well as the holders of our Series A preferred stock, to the extent they convert their Series A preferred shares into shares of our common stock, are referred to in this prospectus as the selling stockholders. We will not receive any funds upon the conversion of the Series A preferred stock since we received $750,000 upon the sale of these shares. We will not receive any proceeds from the sale of the common stock by the selling stockholders.

      As of May 15, 2000, we had 12,966,521 shares of common stock issued and outstanding. Assuming all Series A preferred shares are converted into shares of common stock based upon the market price of our common stock at May 15, 2000, we will have 13,252,781 issued and outstanding shares of common stock. See "Dilution and Comparative Share Data".

Summary Financial Data

      The following summary financial data is limited to the operating results of our wholly owned subsidiary The Forest Industry Online Inc. which we acquired on January 31, 2000. Prior to the acquisition of The Forest Industry Online Inc. we had not generated any revenue and had not commenced any operations other than initial corporate formation and capitalization.

      The financial data presented below should be read in conjunction with the more detailed financial statements and related notes which are included elsewhere in this prospectus along with the section entitled "Management's Discussion and Analysis and Plan of Operations."

Results of Operations:
                              Year ended July 31,     Nine Months Ended
                                    1999             February 29, 2000
                              ----------------        ------------------

Sales                             $300,362               $ 264,144
Operating Expenses                (300,903)               (371,732)
                                  ---------               ---------
Net Income (Loss)              $      (541)              $(107,588)
                               ============              ==========

Balance Sheet Data:
                                 July 31, 1999        February 29, 2000

Current Assets                     $69,437                $602,114
Total Assets                       101,918                 661,110
Current Liabilities                228,532                 119,033
Working Capital (Deficit)         (159,095)                483,081
Stockholders' Equity (Deficit)    (126,614)                542,077

Forward Looking Statements

This prospectus contains various forward-looking statements that are based on our beliefs as well as assumptions made by and information currently available to us. When used in this prospectus, the words "believe", "expect", "anticipate", "estimate" and similar expressions are intended to identify forward-looking statements. Such statements may include statements regarding seeking business opportunities, payment of operating expenses, and the like, and are subject to certain risks, uncertainties and assumptions which could cause actual results to differ materially from our projections or estimates. Factors which could cause actual results to differ materially are discussed at length under the heading "Risk Factors". Should one or more of the enumerated risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Investors should not place undue reliance on forward-looking statements, all of which speak only as of the date made.

                                  RISK FACTORS

      An investment in our securities involves substantial risks. Prospective investors should carefully consider the following risk factors prior to making an investment.

We Anticipate We Will Incur Continued Losses For The Foreseeable Future

      To date, we have not been profitable. We may never be profitable or, if we become profitable, we may be unable to sustain profitability. We expect to incur significant losses for the foreseeable future. Our revenues may not grow or may not even continue at their current level.

      We currently rely on revenues generated from the sale of advertising for substantially all of our revenues. If we do not continue to develop advertising or other sources of revenues our business may be materially adversely affected.

      Other factors could also affect our revenues. For example, widespread use of "filter" software programs that limit access to storefront advertising from the internet user's browser could reduce advertising on the internet, which would materially adversely affect our business, financial condition and operating results. We do not have any contracts or agreements with our customers and therefore no guarantee of ongoing future revenues.

      If we do not generate revenue from our proposed Lumber and Equipment Exchange, our business, financial condition and operating results could be materially adversely affected. To establish our proposed Lumber and Equipment Exchange we will have to license from a third party the sophisticated computer software systems needed to operate an internet-based auction site. As of May 15, 2000 we had not obtained any license for the computer programs which will be required for the Lumber and Equipment Exchange.

We Expect Our Operating Expenses To Increase

      Some of our expenses are fixed, including non-cancelable agreements, equipment leases and real estate leases. If our revenues do not increase, we may not be able to compensate by reducing expenses in a timely manner. In addition, we plan to significantly increase our operating expenses to:

o establish an on-line internet website for the auction of lumber, wood products and related equipment;

o     increase our sales and marketing operations;

o     broaden our customer support capabilities; and

o     pursue marketing and distribution agreements.

We Do Not Have Sufficient Capital to Implement Our Growth Strategy.

        This offering is being made by certain of our shareholders. We will not receive any funds from the sale of our stock by these shareholders. During the twelve months ending April 30, 2001, we expect that we will spend approximately $1,550,000 in order to expand our business. To fund these expenditures we will require substantial additional capital. Although we will attempt to raise the capital needed for the expansion of business through the sale of our capital stock or debt financing, no one has made any commitment to provide us with any capital and there can be no assurance that we will be able to obtain the additional capital which we need or, even if such capital is obtained that our expansion plans will be successful.

Adoption Of The Internet As An Advertising Medium Is Uncertain

       The growth of internet advertising requires validation of the internet as an effective advertising medium. This validation has yet to fully occur. Acceptance of the internet among advertisers will also depend on growth in the commercial use of the internet. If widespread commercial use of the internet does not develop, or if the internet does not develop as an effective and measurable medium for advertising, our business, financial condition and operating results could be materially adversely affected.

      No standards have been widely accepted to measure the effectiveness of internet advertising. If such standards do not develop, existing advertisers may not continue their current levels of internet advertising and advertisers who are not currently advertising on the internet may be reluctant to do so. Our business, financial condition and operating results would be adversely affected if the market for internet advertising fails to develop or develops slower than expected.

Our Long-Term Success Depends On The Development Of The Electronic Commerce Market, Which Is Uncertain

      Electronic commerce, or e-commerce, refers to the purchase of products or services advertised on an internet website. If electronic commerce does not grow or grows slower than expected, our business will suffer. Our long-term success depends on acceptance of electronic commerce within the forest industry.

      A  number  of  factors  could  prevent  such  acceptance,   including  the
following:

o electronic commerce is at an early stage and buyers may be unwilling to shift their purchasing from traditional vendors to online vendors;

o the necessary network infrastructure for substantial growth in usage of the internet may not develop in an adequate fasion;

o    government regulation or taxation may adversely affect electronic commerce;

o insufficient telecommunication services or changes in telecommunication services could result in slower response times; and

o adverse publicity and consumer concern about the security of electronic commerce transactions could discourage its acceptance and growth.

There Is Intense Competition For Advertising And Customers

      Competition for internet advertising and customers is intense. We expect that competition will continue to intensify. Barriers to entry are minimal, and competitors can launch new web sites at a relatively low cost. We compete for a share of a customer's advertising budget with online services and traditional off-line media, such as print and trade associations. Although to date we believe there are no internet companies with a larger number of forest industry specific clients, several companies offer competitive websites.

      Our competitors may develop internet services that are superior to, or have greater market acceptance than, our services. If we are unable to compete successfully against our competitors, our business, financial condition and operating results will be adversely affected.

      Many of our competitors have greater brand recognition and greater financial, marketing and other resources than ours. This may place us at a disadvantage in responding to our competitors' pricing strategies, technological advances, advertising campaigns, strategic partnerships and other initiatives.

Concerns Regarding Security Of Transactions And Transmitting Confidential Information Over The Internet May Negatively Impact Our Electronic Commerce Business

      We believe that concern regarding the security of confidential information transmitted over the internet, such as credit card numbers, prevents many potential customers from using the internet to buy or sell products or services.

      Although our system has security features to protect the privacy and integrity of customer data, such as password requirements, our website is potentially vulnerable to physical or electronic break-ins, viruses or similar problems. If a person circumvents our security measures, he or she could misappropriate proprietary information or cause interruptions in our operations. Security breaches that result in access to confidential information could damage our reputation and expose us to a risk of loss or liability. We may be required to make significant investments and efforts to protect against or remedy security breaches. Additionally, as electronic commerce becomes more prevalent (and consequently becomes the focus of our development of direct marketing products), our customers will become more concerned about security. If we do not adequately address these concerns, this could materially adversely affect our business, financial condition and operating results.

Our Business Depends On The Growth Of The Internet, Which Is Uncertain

      Our market is new and rapidly evolving. Our business would be adversely affected if internet usage does not continue to grow. Internet usage may be inhibited by a number of reasons, such as:

o     infrastructure;
o     security concerns;
o     inconsistent quality of service; and
o     lack of availability of cost-effective, high-speed service.

      If internet usage grows, the internet infrastructure may not be able to support the demands placed on it by this growth or its performance or reliability may decline. In addition, web sites may from time to time experience interruptions in their service as a result of outages and other delays occurring throughout the internet network infrastructure. If these outages or delays frequently occur in the future, internet usage, as well as usage of our proposed Lumber and Equipment Exchange, could be adversely affected.

Our Internet Content May Not Attract Users With Demographic Characteristics Valuable To Our Advertisers

      Our future success depends upon our ability to deliver internet content about the forest industry that will attract users with demographic characteristics valuable to our advertising customers. If we are unable to develop internet content that attracts a loyal user base possessing demographic characteristics attractive to advertisers, it could have a material adverse effect on our business, financial condition and operating results. Internet users can freely navigate and instantly switch among a large number of web sites. Many of these internet sites offer original content. Thus, it may be difficult for us to distinguish our content and attract users.

Our   Advertising   Revenues   Could   Decrease   If  We  Do  Not   Develop  The
"forestindustry.com" Brand And Our Proposed Lumber and Equipment Exchange

      To be successful, we must establish and strengthen awareness of the "forestindustry.com" brand as well as the brands associated with our proposed Lumber and Equipment Exchange. If our brand awareness is weakened, it could decrease the attractiveness of our audiences to advertisers, which could result in decreasing advertising revenues. We believe that brand recognition will become more important in the future with the growing number of internet sites. Our brand awareness could be diluted, which could adversely affect our business, financial condition and operating results if users do not perceive our products and services to be of high quality.

We Are Growing Rapidly And Effectively Managing Our Growth May Be Difficult

      We have grown and expect to continue to grow rapidly both by adding new services and hiring new employees. This growth is likely to place a significant strain on our resources and systems. To manage our growth, we must develop and implement effective systems and train and manage our employees to perform all of the functions necessary to effectively develop, service and manage our subscriber base and business. If we are unable to effectively manage this rapid growth, we may not achieve increased profits from operations in the time frame we anticipated.

      Many of our employees have only recently joined us. Of our 23 present employees, 17 have worked for us less than one year. We cannot assure you that our management will be able to effectively or successfully manage our growth.

We May Not Be Able To Protect Our Proprietary Rights And We May Infringe The Proprietary Rights Of Others

      Proprietary rights are important to our success and our competitive position. We have not applied for any trademarks, though we intend to do so in the future. There is no guarantee that our applications will be accepted.
Although we seek to protect our proprietary rights, our actions may be inadequate to protect any trademarks and other proprietary rights or to prevent others from claiming violations of their trademarks and other proprietary rights. In addition, effective trademark protection may be unenforceable or limited in certain countries. Our business is based on the utilization of existing available computer technologies. Consequently, other competitors could copy our systems and services.

We May Not Be Able To Acquire Or Maintain Easily Identifiable Web Addresses Or Prevent Third Parties From Acquiring Web Addresses Similar To Ours

      We currently hold various internet web addresses relating to our brand. These web addresses include forestindustry.com, forestindustry.net, logsandlumber.com and other web addresses. We may not be able to prevent third parties from acquiring web addresses that are similar to our addresses, which could materially adversely affect our business, financial condition and operating results. The acquisition and maintenance of web addresses generally is regulated by governmental agencies and their designees. The regulation of web addresses in the United States and in foreign countries is subject to change. As a result, we may not be able to acquire or maintain relevant web addresses in all countries where we conduct business. Furthermore, the relationship between regulations governing such addresses and laws protecting trademarks is unclear.

We May Be Subject To Legal Liability For Publishing Or Distributing Content Over The Internet

      We may be subject to legal claims relating to the content in our vertical trade communities, or the downloading and distribution of such content. Claims could involve matters such as defamation, invasion of privacy, and copyright infringement. Providers of internet products and services have been sued in the past, sometimes successfully, based on the content of material. In addition, some of the content proposed to be provided on our Lumber and Equipment Exchange may be drawn from data compiled by other parties, including governmental and commercial sources, and we would then re-key the data. This data may have errors. If our content is improperly used or if we supply incorrect information, it could result in unexpected liability. Our insurance may not cover claims of this type, or may not provide sufficient coverage. Our business, financial condition and operating results could suffer a material adverse effect if costs resulting from these claims are not covered by our insurance or exceed our coverage.

Risk Of Failure Of Our Computer And Communications Hardware Systems Increases Without Back-Up Facilities

      Our business depends on the efficient and uninterrupted operation of our computer and communications hardware systems. Any system interruptions that cause our website to be unavailable to web browsers may reduce our attractiveness to advertisers and could materially adversely affect our business, financial condition and operating results. We maintain most of our computer systems in our facility in Nanaimo, British Columbia. Although we have back-up facilities for our computer systems, we rely on one provider for our telecommunication lines. If the telecom provider failed to provide service to our systems, we would be unable to provide service. Interruptions could result from natural disasters as well as power loss, telecommunications failure and similar events.

Capacity Limits On Our Technology, Transaction Processing System And Network Hardware And Software May Be Difficult To Project And We May Not Be Able To Expand And Upgrade Our Systems To Meet Increased Use

      If traffic on our website increases, we must expand and upgrade our technology, transaction processing systems and network hardware and software. We may not be able to accurately project the rate of increase in traffic on our website. In addition, we may not be able to expand and upgrade our systems and network hardware and software capabilities to accommodate these increases. If we do not appropriately upgrade our systems and network hardware and software, our business, financial condition and operating results will be materially adversely affected.

We May Not Be Able To Adjust To Technological Changes In A Cost-Effective Manner

      Our industry is characterized by rapid technological change and frequent new product announcements. Significant technological changes could render our website and proposed Lumber and Equipment Exchange obsolete. If we are unable to successfully respond to these developments or do not respond in a cost-effective way, our business, financial condition and operating results will be materially adversely affected. To be successful, we must adapt to our rapidly changing market by continually improving the responsiveness, services and features of our website and by developing new features to meet customer needs. Our success will depend, in part, on our ability to license leading technologies useful in our business, enhance our existing services and develop new services and technology that address the needs of our customers. We will also need to respond to technological advances and emerging industry standards in a cost-effective and timely basis.

Our Success Is Dependent On Our Key Personnel Who We May Not Be Able To Retain And We May Not Be Able To Hire Enough Additional Personnel To Meet Our Needs

      We believe that our success will depend on continued employment of our management team and key technical personnel. If one or more members of our management team were unable or unwilling to continue in their present positions, our business, financial condition and operating results could be materially adversely affected. While we have employment agreements with certain members of our management, others are not subject to formal agreements. We do not carry key person life insurance on any members of our management.

      Our success also depends on having a highly trained sales force and telesales group. We will need to continue to hire additional personnel as our business grows. A shortage in the number of trained salespeople could limit our ability to increase sales.

      We plan to expand our employee base to manage our anticipated growth. Competition for personnel, particularly for employees with technical expertise, is intense. Our business, financial condition and operating results will be materially adversely affected if we cannot hire and retain suitable personnel.

The Price of Our Common Stock Price Is Likely To Be Highly Volatile

      The market price of our common stock is likely to be highly volatile as the stock market in general, and the market for internet-related and technology companies in particular, has been highly volatile. Investors may not be able to resell their shares of our common stock following periods of volatility because of the market's adverse reaction to such volatility. The trading prices of many technology and internet-related companies' stocks have reached historical highs within the last 52 weeks and have reflected relative valuations substantially above historical levels. During the same period, such companies' stocks have also been highly volatile and have recorded lows well below such historical highs. We cannot assure you that our stock will trade at the same levels of other internet stocks or that internet stocks in general will sustain their current market prices.

      Factors that could cause such volatility may include, among other things:

o     actual or anticipated variations in quarterly operating results;
o     announcements of technological innovations;
o     new sales formats or new products or services;
o     conditions or trends in the internet industry;
o     changes in the market valuations of other internet companies;
o announcements by us or our competitors of significant acquisitions, strategic partnerships or joint ventures;
o     capital commitments;
o     additions or departures of key personnel; and
o     sales of common stock.

      In addition to the foregoing, if our stockholders sell substantial amounts of our common stock in the public market as a result of or following this offering, the market price of our common stock may fall.

      Many of these factors are beyond our control. These factors may materially adversely affect the market price of our common stock, regardless of our operating performance.

There is only a limited market for our common stock, and there is no assurance that such a market will continue.

      Our common stock began trading in March 2000 and accordingly has little if any trading history. We cannot predict the extent to which a trading market will develop or how liquid that market might become.

      Trades of our common stock are presently subject to Rule 15g-9 of the Securities and Exchange Commission, which rule imposes certain requirements on broker-dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, brokers/dealers must make a special suitability determination for purchasers of the securities and receive the purchaser's written agreement to the transaction prior to sale. The Securities and Exchange Commission also has rules that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. These disclosure requirements have the effect of reducing the level of trading activity in the secondary market for our common stock. As a result of the foregoing, investors in this offering may find it more difficult to sell their shares of our common stock.

                       DILUTION AND COMPARATIVE SHARE DATA

      As of May 15, 2000, our present stockholders owned 12,966,521 shares of common stock. The following table illustrates the comparative stock ownership of our present stockholders, as compared to the investors in this offering, assuming all shares offered are sold. All historical share data in this prospectus has been adjusted to reflect the various recapitalizations of our common stock. See "Description of Securities" for a complete history of the recapitalizations of our common stock.


                                                 Number of Shares        Note
                                                of Common Stock      Reference
Shares OF COMMON STOCK offered by this prospectus:

Shares of common stock issuable upon                286,260               A
conversion of Series A preferred
stock, assuming conversion price of $1.31 per share

Shares of common stock offered by                   486,721               B
selling stockholders

Shares of common stock outstanding               12,966,521
as of May 15, 2000

Shares of common stock which will be             13,252,781
outstanding, assuming conversion of all
shares of Series A preferred stock (1)

Pro forma net tangible book value per                 $0.03
share of common stock as of
February 29, 2000 (2)

Percentage of our common stock represented 5.8% by shares offered by this prospectus, assuming conversion of all shares of Series A preferred stock listed above

(1) Amount excludes 486,721 shares of common stock offered by existing stockholders.

(2) Assumes conversion of all Series A preferred shares into 286,260 shares of common stock.

      "Net tangible book value" is the amount that results from subtracting our total liabilities and intangible assets from our total assets. Tangible assets exclude goodwill. The purchasers of the shares of common stock offered by this prospectus will suffer dilution in their investment if the price paid for the shares offered by this prospectus is greater than the net tangible book value of our common stock at the time of such purchase.

Other Shares Which May Be Issued:
--------------------------------

      The following table lists additional shares of our common stock which may be issued as a result of the exercise of outstanding options, warrants or other securities issued by us:

                                       Number of Shares of        Note
                                          Common Stock         Reference

Shares issuable on exercise of                31,000               C
options granted to our employees

Notes

A. In January 2000 we sold 750 shares of our Series A preferred stock for $750,000. Each Series A preferred share may be converted, at the option of the holder, into shares of our common stock equal in number to the amount determined by dividing $1,000 by the conversion price, which is 75% of the average closing bid price of our common stock for the ten trading days preceding the conversion date. However, the terms of the Series A preferred stock provide that no more than 5,000 shares and no less than 250 shares of common stock may be issued upon the conversion of any Series A preferred share. In addition, all of the Series A preferred shares will automatically convert into shares of common stock on January 31, 2001 at the conversion price then in effect. In May 2000 Ascent Financial, Inc. converted 375 Series A preferred shares into 249,221 shares of common stock. The actual number of shares to be issued upon the conversion of the Series A preferred stock may be greater than 286,260 shares and will depend upon the price of our common stock at the time of conversion.

B.    Shares are being offered by certain of our existing stockholders.

C. See "Executive Compensation - Stock Option Plan" for information concerning these options.

     The shares referred to in notes A and B above are being offered for sale to the public by means of this prospectus. See "Selling Stockholders".

                           MARKET FOR OUR COMMON STOCK

      As of May 15, 2000, we had 12,966,521 shares of common stock outstanding and approximately 54 stockholders of record. We believe the number of beneficial owners may be greater due to shares held by brokers, banks, and others for the benefit of their customers. Since December 1999 our common stock has been quoted on the National Association of Securities Dealers OTC Bulletin Board, but a trading market only developed on March 1, 2000. Set forth below are the range of high and low bid quotations for the periods indicated as reported by the NASD. The market quotations reflect interdealer prices, without retail mark-up, mark-down or commissions and may not represent actual transactions.

                                               Common Stock
                Month Ended               High             Low

             January 31, 2000              --               --

            February 29, 2000              --               --

               March 31, 2000            $8.50            $6.00

               April 30, 2000            $2.87            $2.00

      The provisions in our Articles of Incorporation relating to our preferred stock would allow our directors to issue preferred stock with rights to multiple votes per share and dividends rights which would have priority over any dividends paid with respect to our common stock. The issuance of preferred stock with such rights may make the removal of management difficult even if such removal would be considered beneficial to stockholders generally, and will have the effect of limiting Stockholder participation in certain transactions such as mergers or tender offers if such transactions are not favored by incumbent management.

      Holders of our common stock are entitled to receive such dividends as may be declared by our board of directors and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our board of directors is not obligated to declare a dividend. We have not paid any dividends on our common stock and we do not have any current plans to pay any common stock dividends.

                      Management's discussion and Analysis
                             AND plan of operationS

      On January 31, 2000 we acquired 100% of The Forest Industry Online, Inc. Following the transaction, the shareholders of The Forest Industry Online, Inc. owned a majority of our outstanding shares of common stock. Accordingly, for financial reporting purposes the transaction was accounted for as a reverse acquisition with The Forest Industry Online, Inc. considered the accounting acquirer. (See Note 2(a) to the February 29, 2000 financial statements of forestindustry.com, Inc.). As such, The Forest Industry Online, Inc.'s historical financial statements are now reported as our financial statements. The following selected financial data and related discussion is limited to the operating results of our wholly owned subsidiary The Forest Industry Online Inc. which we acquired on January 31, 2000. Prior to the acquisition of The Forest Industry Online Inc. we had not generated any revenue and had not commenced any operations other than initial corporate formation and capitalization.

Results of Operations:
                              Year ended July 31,     Nine Months Ended
                                    1999              February 29, 2000
                              ----------------        ------------------

Sales                             $300,362               $ 264,144
Operating Expenses                (300,903)               (371,732)
                                  ---------               ---------
Net Income (Loss)              $      (541)              $(107,588)
                               ============              ==========

Balance Sheet Data:
                                 July 31, 1999        February 29, 2000

Current Assets                     $69,437                $602,114
Total Assets                       101,918                 661,110
Current Liabilities                228,532                 119,033
Working Capital (Deficit)         (159,095)                483,081
Stockholders' Equity (Deficit)    (126,614)                542,077

      We have not declared any common stock dividends since our inception.

Year Ending July 31, 1999

      Revenues during the year increased by 134% over the prior period as we added customers to our website. Expenses during the year increased by 48% from the twelve months ending July 31, 1998 due to the addition of customer service and technical support personnel who were required due to our higher level of activity.

Nine Months Ending February 29, 2000

      During the nine months ending February 29, 2000 revenues increased by 48% over the prior period as we added more customers to our website. However during this same period expenses increased by 125% over the nine months ended February 29, 1999 resulting in a loss of $(107,588). The increase in expenses was the result of an expanded advertising and marketing program and the addition of customer service and technical support personnel who were required due to our higher level of activity.

Liquidity and Capital Resources

      During the year ended July 31, 1999 our sources and use of cash were:

            Cash provided by operations               $13,274

            Amounts borrowed from a bank               55,695

            Amounts borrowed from shareholders         17,672

            Loans repaid to Teaco Properties Ltd.
              (a principal shareholder)               (72,714)

            Purchase of equipment                     (27,009)

            Other                                        (166)
                                                  ------------

            Net decrease in cash during the year     $(13,248)
                                                     =========

      During the nine months ending February 29, 2000 our sources and use of cash were:

            Cash provided by operations              $(53,478)

            Payment of long term debt and bank
              credit line                             (60,860)

            Loans repaid to Teaco Properties Ltd.
              (a principal shareholder)               (71,229)

            Loans repaid to other shareholders        (12,463)

            Proceeds from sale of preferred stock     750,000

            Purchase of equipment                     (37,712)
                                                   -----------

            Net increase in cash during the period   $514,258
                                                     ========

      During the twelve months ending April 30, 2001 we anticipate that we will need capital for the following purposes:

            Fund operating losses:          $1,000,000
            Sales and marketing:               100,000
            Expansion of internet services:    150,000
            Establishment of our Lumber and
                 Equipment Exchange:           300,000
                                           -----------

                                            $1,550,000

      We expect our expenses will continue to increase during the next twelve months as a result of increased marketing expenses and the expansion of our online services.

      We plan to develop the Lumber and Equipment Exchange, or LEE, which will conduct auctions of lumber, equipment and other wood products by means of the internet. To establish the Lumber and Equipment Exchange we will need to license from a third party the sophisticated computer software systems needed to operate an internet-based auction site. We will earn commissions on any sales made through the LEE. We anticipate that the LEE will be operational by September 2000.

      We expect that we can obtain a license for the computer system needed for the LEE for approximately $300,000. In the alternative, we may attempt to establish a joint venture or similar arrangement with a company which has the rights to such a computer system, in which case the initial cost of the license would be less but we would be required to share any revenues we earn from the LEE with our joint venture partner. As of May 15, 2000 we had not obtained any license for the computer programs which will be required for our Lumber and Equipment Exchange.

      As of February 29, 2000 we had working capital of approximately $483,000. We anticipate obtaining the additional capital which we will require through revenues from our operations and through a combination of debt and equity financing. There is no assurance that we will be able to obtain capital we will need or that our estimates of our capital requirements will prove to be accurate. As of the date of this prospectus we did not have any commitments from any source to provide additional capital.

                                    BUSINESS
General

      We were originally incorporated in Delaware on December 18, l997 under the name "Autoeye Inc." Our initial plan of business was to merge with a company in the industry of vehicle surveillance systems, but this plan was abandoned prior to any operations. Prior to our acquisition of The Forest Industry Online Inc. we had not commenced any operations other than initial corporate formation and capitalization.

      On January 31, 2000 we acquired all of the issued and outstanding common shares of The Forest Industry Online Inc. in exchange for 10,000,000 shares of our common stock. The Forest Industry Online, Inc. has been in operation since 1995, first as a proprietorship and since January 1997 as a corporation. Concurrent with the acquisition of The Forest Industry Online Inc. we issued 750 shares of our Series A Convertible preferred stock at a price of $1,000 per share for gross proceeds of $750,000. We also issued 37,500 shares of our common stock to a company controlled by our former president as consideration for consulting services provided in connection with our acquisition of The Forest Industry Online Inc.

     Following the acquisition of The Forest Industry Online Inc. Mr. Perraton, a principal of The Forest Industry Online Inc., was appointed as our President as well as a director. Mr. Marc White was also appointed as director. Our former President, Andrew Hromyk, resigned from that position and was appointed as our Secretary. Mr. Hromyk resigned as an officer and director in May 2000.

     On  February  25,   2000,   we  changed  our  name  from  Autoeye  Inc.  to
forestindustry.com, Inc.

      Our business is now that which was being conducted by The Forest Industry Online, Inc. and any reference in this prospectus to "we" or "our", unless otherwise indicated, includes The Forest Industry Online, Inc.

Products and Services

      Our internet site provides a directory of companies associated with the forest and wood industry. Our website is divided into three categories: Forest and Logging, Wood Processing and Logs, Lumber and Wood Products. Companies may advertise their services on the site and exchange information through our online discussion forums. Our website includes The World Wood Exchange which allows manufacturers, buyers and intermediaries to purchase and sell all types of wood products through the website. Our website also provides information on industry related trade shows, conferences and news items. All updates and changes made to the website are completed by our in-house technical staff. We generate revenues from this web site by charging a monthly fee to customers based on the size of the advertisement and services offered.

      To date, approximately 60% of revenues have been generated through this online service and the other 40% through internet related services.

      The internet related services which we provide are essentially all services which a business needs to promote itself and to advertise and/or sell its products and services through the internet. We charge either a monthly fee for these services or a fee based upon the number of hours involved in the project. Our services, all of which can be customized to the specific needs of the customer, include:

o     complete web site design and maintenance;
o design and maintenance of databases for new and used equipment, parts and supplies, inventories of wood products, real estate listings, and customers;
o    design of forms used to pay for products and services with a credit card;
o customized layouts for order forms, multi-state tax calculations, international taxes;
o database administration programs which provide customers with the ability to modify product prices, descriptions and shipping methods based on price, quantity and weight variables;
o    transaction and billing reports;
o online storefronts and catalogues for products and services offered by our members;
o    online classified advertisements;
o    email accounts for members.

      We have a technical and customer support staff which is available during business hours to assist all members with the use of our services.

New Products

      We plan to develop an online business exchange for the forest and wood industry called the Lumber and Equipment Exchange, or LEE. The LEE will host auctions of lumber, equipment and other wood products. Revenue will be generated on a commission basis. We expect that the LEE will be operational by September

2000. Related services which we plan to offer to the customers of the LEE include credit verification, delivery scheduling, inspection services and payment settlement.

      We also plan to design a standard storefront for our members. We intend to upgrade existing storefronts used by our members to increase their efficiency. Once our standard storefront is developed, we will be able to adapt it to the needs of any of our customers with minimal effort.

Sales and Marketing

      We participate in industry trade shows and conferences, advertise in industry journals, and work with key forest associations to advertise our products and services. We publish a yearly guidebook which includes information on our products and services, upcoming industry conferences and events as well as a directory listing of organizations which utilize our online services. Due to the seasonal nature of the forest industry, our advertising and marketing expenses will normally be higher in the second and fourth quarters.

      We currently have over 500 customers and have no reliance on any specific customer or small group of customers. Approximately 70% of our customers are U.S. companies and the majority of our other customers are from Canada, Europe, Asia and Australasia.

Competition

      There are very few internet websites in the forest industry sector. Our competitors include E-wood.com, Talpx.com, VerticalNet, and recent startup company's such as forestweb.com.

      e-Wood.com and Talpx Inc. provide internet websites which connect buyers and sellers of wood and related products and include news and information for the wood products industry.

      VerticalNet provides websites for companies in the forest and wood products industry but does not currently provide any news or information or its websites which relate to the forest or wood products industry.

      Indirect competitors include various webhosting and web design companies ranging from large corporate internet service providers to small home-based businesses. These competitors comprise a small proportion of our competition since they have little or no knowledge of the forest industry.

Intellectual Property, Government Approvals and Regulation

      Our internet services, web site design and database programs are not protected by any patents or copyrights. We are not subject to government regulation nor do we require any government approvals in either Canada or the United States to provide internet or web design services to our customers. As the internet is rapidly changing, regulations may be imposed in future with which we will have to comply.

Employees

      As of May 15, 2000 we had 23 full-time employees. We anticipate hiring 15 more employees over the next six months to service customers using our web site.

Offices and Equipment

      Our corporate offices are located at Suite 504, 999 Canada Place, Vancouver, British Columbia V6C 3E1 where we lease approximately 2,000 square feet of space under a lease which expires on September 30, 2001. Our operational and administrative offices are temporarily located at #6, 2150 Bowen Road, Nanaimo, British Columbia, Canada V9S 1H7. We lease approximately 2,275 feet of office space at this location on a month-to-month basis.

      All of our computer and telecommunications equipment is located at our Nanaimo offices. As of May 15, 2000 we were operating at 30% to 40% capacity and do not foresee the need to upgrade until our customer base doubles.

                                   Management

Name                 Age      Position

 Joe Perraton         35      President, Secretary and a Director
John A. Carmichael    30      Chief Information Officer of The Forest Industry
                                 Online Inc.
Todd Hilditch         32      Vice-President
Marc Ralph White      40      Director


     Joe Perraton has served as president, co-founder and operations manager since the inception of the business "forest industry online" as a proprietorship in 1995. As co-founder Mr. Perraton had a unique vision of how the forest industry could use the internet to improve the industry as a whole. With over 10 years experience directly in the forest industry and over five years working with internet and client/sever technologies. Mr. Perraton has insight on how technologies relate to the forest industry. Prior to establishing The Forest Industry Online Inc. Mr. Perraton was engaged in the forest industry as an independent logging contractor.


     John A. Carmichael, an internet systems architect, has been an independent technical consultant for the past 4 years, providing services as a subcontractor to IMRglobal Corp. From 1990 to 1994 Mr. Carmichael was employed as a sawmill worker by Tolko Industries Ltd. Mr. Carmichael has extensive experience in designing and implementing database enabled applications and is fluent in application servers, database servers, Microsoft and Java technologies and Internet based applications. Mr. Carmichael specializes in systems integration, and has provided systems architecture for Creo Products Inc., BC Ferries Corporation, Canadian Pacific Railways and the government of Ontario. Mr. Carmichael studied computer science at Simon Fraser University in Vancouver, British Columbia.

     Todd Hilditch has been an independent business consultant for the past 7 years. From 1992 to 1993 Mr. Hilditch was a financial planner with Albany Financial Group, a private financial planning firm. Prior to this Mr. Hilditch was a professional hockey player. Mr. Hilditch has been involved in all aspects of public company business formation, including seed capital financing, business plan development and implementation, senior listing applications and shareholder communication. Mr. Hilditch has provided consulting services to two start-up environmental wood product companies, Kafus Industries Ltd. and The Canfiber Group Ltd., both of which are publicly held companies listed on the American Exchange and the Canadian over-the-counter market, respectively. Mr. Hilditch is also the President and a director of Terraco Energy Corporation, an oil and gas exploration company. Mr. Hilditch holds a Bachelor of Science degree in Management from Rensselaer Polytechnic Institute in New York State.

     Marc Ralph White has 25 years experience working directly in the harvesting sector of the forest industry. Mr. White's work in the harvesting sector has been based on contract work for various businesses. Currently, Mr. White is a contractor for a large forest company and a partner in many small woodlots with continual involvement in the industry. Mr. White's business experience and in-depth industry knowledge have enabled him to assist in guiding the business development of The Forest Industry Online Inc., as well as providing valuable management experience.

      Each director holds office until his successor is duly elected by the stockholders. Executive officers serve at the pleasure of the board of directors.

EXECUTIVE COMPENSATION

      The following table sets forth in summary form the compensation received by our Chief Executive Officer during the fiscal years ending May 31, 1998 and 1999. None of our officers received salaries and bonuses in excess of $100,000 during the fiscal year ended May 31, 1999. None of the officers of our subsidiary, the Forest Industry Online, Inc., received salaries and bonuses in excess of $100,000 during any twelve month period.


                                                   Other     Re-
                                                   Annual  stricted
                                                  Compen-   Stock     Options
Name and               Fiscal  Salary    Bonus      sation   Awards    Granted
Principal Position      Year


Andrew Hromyk,
President and Chief     1999    --         --         --       --        --
Executive Officer
prior to January 31,
2000                    1998    --         --         --       --        --


     Following the acquisition of The Forest Industry Online Inc., Joe Perraton, a principal of The Forest Industry Online Inc., was appointed President as well as a director. Andrew Hromyk, resigned as President and was appointed as our Secretary. Mr. Hromyk resigned as an officer and director in May 2000.

Proposed Compensation

      The following shows the amount which we expect to pay to our executive officers during the twelve months ending February 28, 2001 and the time which our executive officers plan to devote to our business.

                           Proposed           Time to be Devoted
      Name               Compensation        To Company's Business

    Joe Perraton            $50,000                 100%
    John A. Carmichael      $50,000                 100%
    Todd Hilditch           $30,000                  90%

      Our board of directors may increase the compensation paid to our officers depending upon the results of our future operations.

Employment Agreements

      Except as provided below we do not have any written employment contracts with any of our executive officers and we do not have any compensatory plan or arrangement that results or will result from the resignation, retirement, or any other termination of any executive officer's employment with forestindustry.com or from a change in control of forestindustry.com or a change in an executive officer's responsibilities following a change in control.

      In January 2000 we acquired our wholly owned subsidiary, The Forest Industry Online Inc. In connection with this acquisition The Forest Industry Online Inc. entered into an employment agreement with Joe Perraton, the President of The Forest Industry Online. The employment agreement provides for a term of three years and an annual salary of Cdn$70,000 (approximately $50,000 at current exchange rates).

      In February 2000 our wholly owned subsidiary The Forest Industry Online Inc. entered into an employment agreement with John Carmichael pursuant to which Mr. Carmichael agreed to serve as that company's Chief Information Officer. The employment agreement provides for a term of one year and an annual salary of Cdn$75,000 (approximately $50,000 at current exchange rates). In addition,. Mr. Carmichael was issued 150,000 shares of our common stock as consideration for entering into this employment agreement.

      In February 2000 our wholly owned subsidiary The Forest Industry Online Inc. entered into a consulting agreement with Todd Hilditch pursuant to which Mr. Hilditch agreed to serve as that company's corporate relations consultant. The consulting agreement provides for a term of one year with monthly payments of Cdn$3,500 (approximately $2,400 at current exchange rates). In addition, Mr. Hilditch was issued 200,000 shares of our common stock as consideration for entering into this consulting agreement.

Long Term Incentive Plans - Awards in Last Fiscal Year

      None.

Employee Pension, Profit Sharing or other Retirement Plans

      We do not have a defined benefit, pension plan, profit sharing or other retirement plan, although we may adopt one or more of such plans in the future.

Director's Compensation

      At present we do not pay our directors for attending meetings of the board of directors, although we expect to adopt a director compensation policy in the future. We have no standard arrangement pursuant to which our directors are compensated for any services provided as a director or for committee participation or special assignments.

      Except  as  disclosed   elsewhere  in  this   prospectus  no  director  of
forestindustry.com received any form of compensation from our company during the year ended May 31, 1999.

Stock Option Plan

      In February, 2000 our board of directors adopted a Stock Option Plan (the "Option Plan") which authorizes the issuance of options to purchase up to 250,000 shares of our common stock. The Option Plan will remain in effect until February 2010, unless earlier terminated by action of our board of directors. Pursuant to the Option Plan, our employees and officers are eligible to be granted options. Our directors may not be granted options unless they also serve as officers. The option exercise price is determined by the board of directors.

      Options granted pursuant to the Option Plan terminate on the date established by the board of directors when the option was granted and in any event cannot exceed ten years from the date of grant.

      Options granted pursuant to the Option plan may be either Incentive Stock option within the meaning of Section 422 of the Internal Revenue Code or Nonqualified Stock Options.

      The exercise price of options granted pursuant to the Option Plan cannot be less than the fair market value of the shares of our common stock on the date of the grant and, in the case of Incentive Stock Options granted to any of our employees who own more than 10% of the voting power of all classes of our shares, the exercise price cannot be less than 110% of the fair market value of the shares of our common stock on the date of the grant.

      The Option Plan is administered by our board of directors. Our board of directors has the authority to interpret the provisions of the Option Plan and supervise the administration of the Option Plan. In addition, our board of directors is empowered to select those persons to whom options are to be granted, to determine the number of shares subject to each grant of an option and to determine when, and upon what conditions or options granted under the Option Plan will vest or otherwise be subject to forfeiture and cancellation.

      In the discretion of our board of directors, any option granted pursuant to the Option Plan may include installment exercise terms such that the option becomes fully exercisable in a series of cumulating portions. Our board of directors may also accelerate the date upon which any option (or any part of any options) is first exercisable. Any options granted pursuant to the Option Plan will be forfeited if the "vesting" schedule established by the board of directors at the time of the grant is not met. For this purpose, vesting means the period during which the employee must remain an employee of forestindustry.com or our subsidiary The Forest Industry Online Inc. At the time an employee ceases working for us any options not fully vested will be forfeited and cancelled. Payment for the shares of our common stock underlying the options granted to our officers may be paid through the delivery of shares of our common stock having an aggregate fair market value equal to the option price, provided such shares have been owned by the option holder for at least one year prior to such exercise. A combination of cash and shares of our common stock may also be permitted at the discretion of the board of directors. Options are generally non-transferable except upon death of the option holder.

      Our board of directors may at any time, and from time to time, amend, terminate, or suspend the Option Plan in any manner it deems appropriate, provided that such amendment, termination or suspension cannot adversely affect rights or obligations with respect to shares or options previously granted.

      The Option Plan is not qualified under Section 401(a) of the Internal Revenue Code, nor is it subject to any provisions of the Employee Retirement Income Security Act of 1974.

Summary of Options Granted

    The following sets forth certain information as of May 15, 2000, concerning the stock options granted. Each option represents the right to purchase one share of our common stock.

                Total Shares    Shares Reserved for   Remaining Options
          Reserved Under Plan   Outstanding Options        Under Plan

               250,000                31,000               219,000

      In February 2000, our board of directors granted options to purchase a total of 31,000 shares of our common stock at a price of $4.00 per share to twelve of our employees. The options vest on or after February 29, 2001 and expire between February and April, 2005. No directors or officers have been granted any options.

Certain Relationships and Related Transactions

      We have issued shares of our common stock to the following persons during the past two years, who are or were affiliated with forestindustry.com:

                             Date of      Number
       Name                 Issuance     of Shares        Consideration

Teaco Properties Ltd. (1)     01/00      6,900,000     69 shares of The Forest
                                                        Industry Online Inc.

Joe Perraton                  01/00      2,400,000     24 shares of The Forest
                                                        Industry Online Inc.

Century Capital               01/00         37,500      Consulting services
Management Ltd. (2)

John Carmichael               02/00        150,000        Services rendered

Todd Hilditch                 02/00        200,000        Services rendered

(1) The beneficial owners of Teaco Properties are Marc Ralph White, one of our directors and David McNaught, a director of The Forest Industry Online Inc.
(2) The beneficial owner of Century Capital Management Ltd. is Andrew Hromyk, a former officer and director.

     In May 2000 Bona Vista West Ltd., a former principal shareholder, returned 2,597,240 shares of common stock to us for cancellation.

                             PRINCIPAL SHAREHOLDERS

      The following table sets forth, as of May 15, 2000, information with respect to the only persons owning beneficially 5% or more of our outstanding common stock and the number and percentage of outstanding shares owned by each of our directors and officers and by our officers and directors as a group.
Unless otherwise indicated, each owner has sole voting and investment powers over his shares of common stock.

                                      Shares of                  Percent of
Name and Address                   Common Stock                   Class  (2)

Teaco Properties Ltd. (1)           6,900,000                       53.2%
5299 Budd Crescent
Nanaimo, British Columbia
V9T 5N9

Joe Perraton                        2,400,000                       18.5%
7491 Elizabeth Way
Lantzville, British Columbia
V0R 2H0

John Carmichael                       150,000                        1.2%
Suite 403
828 Howe Street
Vancouver, British Columbia
Canada V6Z 2X2

Todd Hilditch                         200,000                        1.5%
Suite 1301
1188 Quebec Street
Vancouver, British Columbia
Canada V6A 4B3

All Officers and Directors         10,350,000                       79.8%
  as a Group (4 persons)

(1) Teaco Properties Ltd. is beneficially owned by Marc Ralph White, one of our directors and David McNaught, a director of The Forest Industry Online Inc.

(2) Computed without giving effect to any common stock which may be issued upon the conversion of our Series A Preferred shares. See "Dilution and Comparative Share Data".

                              SELLING STOCKHOLDERS

      In January 2000 we raised $750,000 from the sale of 750 shares of our Series A preferred stock. Each Series A preferred share may be converted, at the option of the holder, into shares of our common stock equal in number to the amount determined by dividing $1,000 by the conversion price, which is 75% of the average closing bid price of our common stock during the ten trading days preceding the conversion date. The terms of the Series A preferred stock provide that a maximum of 5,000 shares and a minimum of 250 shares of common stock can issued upon the conversion of each Series A preferred share. In addition, all Series A preferred shares will automatically convert into shares of common stock on January 31, 2001 at the conversion rate described above. The shares of common stock issuable upon the conversion of the remaining preferred shares are being offered to the public by means of this prospectus.

      In May 2000 Ascent Financial Inc. converted 375 preferred shares into 249, 221 shares of common stock which are being offered for public sale by this prospectus.

      This prospectus also relates to the sale of 237,500 shares offered by certain other stockholders.

      The owners of our common stock shown in the table below, as well as the holders of the Series A preferred shares, to the extent they convert their Series A preferred shares into shares of common stock, are referred to in this prospectus as the selling stockholders. We will not receive any proceeds from the sale of the shares by the selling stockholders.

      The names of the selling stockholders are:

                                     Shares Which
                                        May Be
                        Common       Acquired Upon       Shares to     Share
                        Shares       Conversion of        be Sold    Ownership
                     Beneficially       Series A          in this      After
Name                     Owned     Preferred Shares (1)   Offering    Offering
----------             ---------   --------------------   --------    ---------

James F. Cool                  --         95,420           95,420           --
Augustine Fund L.P.            --        190,840          190,840           --
Ascent Financial Inc.     249,221             --          249,221           --
Teaco Properties Ltd.   6,900,000             --          138,000    6,762,000
Joe Perraton            2,400,000             --           48,000    2,352,000
Lara Perraton             700,000             --           14,000      686,000
Century Capital
   Management              37,500             --           37,500           --

(1) The actual number of shares issuable upon the conversion of the preferred stock will vary depending upon the price of our common stock on the date of conversion. As of May 15, 2000, the bid price of our common stock was $1.75 per share. Accordingly, in computing the number of shares of common stock shown in the table we used a conversion price of $1.31. Additional shares may be issued upon the conversion of Series A preferred shares if the market price of our common stock falls below $1.75 per share.

Plan of Distribution

      The shares of common stock which may be acquired by the selling stockholders may be offered and sold by means of this prospectus from time to time as market conditions permit in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. These shares may be sold by one or more of the following methods, without limitation: (a) a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (d) face-to-face transactions between sellers and purchasers without a broker-dealer. In making sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. These brokers or dealers may receive commissions or discounts from selling stockholders in amounts to be negotiated.

      The costs of registering the shares offered by the selling stockholders are being paid by forestindustry.com. The selling stockholders will pay all other costs of the sale of the shares offered by them.

      From time to time one or more of the selling stockholders may transfer, pledge, donate or assign the shares received upon the conversion of the Series A Convertible preferred stock referred to above (the "Conversion Shares") to lenders or others and each of such persons will be deemed to be a selling stockholder for purposes of this prospectus. The number of Conversion Shares beneficially owned by those selling stockholders will decrease as and when they transfer, pledge, donate or assign the Conversion Shares. The plan of distribution for the Conversion Shares sold by means of this prospectus will otherwise remain unchanged, except that the transferees, pledgees, donees or other successors will be selling stockholders for purposes of this prospectus.

      A selling stockholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of our common stock in the course of hedging the positions they assume with such selling stockholder, including, without limitation, in connection with the distribution of our common stock by such broker-dealers. A selling stockholder may also enter into option or other transactions with broker-dealers that involve the delivery of the common stock to the broker-dealers, who may then resell or otherwise transfer such common stock. A selling stockholder may also loan or pledge the common stock to a broker-dealer and the broker-dealer may sell the common stock so loaned or upon default may sell or otherwise transfer the pledged common stock.

      Broker-dealers, underwriters or agents participating in the distribution of our common stock as agents may receive compensation in the form of commissions, discounts or concessions from the selling stockholders and/or purchasers of the common stock for whom such broker-dealers may act as agent, or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be less than or in excess of customary commissions). selling stockholders and any broker-dealers who act in connection with the sale of common stock hereunder may be deemed to be "Underwriters" within the meaning of the Securities Act, and any commissions they receive may be deemed to be underwriting discounts and commissions under the Securities Act. Neither we nor any selling stockholder can presently estimate the amount of such compensation. We know of no existing arrangements between any selling stockholder, any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of our common stock.

      The selling stockholders and any broker-dealers who act in connection with the sale of the Shares hereunder may be deemed to be "underwriters" within the meaning of ss.2(11) of the Securities Acts of 1933, and any commissions received by them and profit on any resale of the Shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act.

      We have advised the selling stockholders that they and any securities broker-dealers or others who may be deemed to be statutory underwriters will be subject to the prospectus delivery requirements under the Securities Act of 1933. We have also advised the selling stockholders that in the event of a distribution of the shares owned by the selling stockholder, such selling stockholders, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution may be subject to Rule 102 under the Securities Exchange Act of 1934 ("1934 Act") until their participation in that distribution is completed. A distribution is defined in Rule 102 as an offering of securities "that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods". We have also advised the selling stockholders that Rule 102 under the 1934 Act prohibits any "stabilizing bid" or "stabilizing purchase" for the purpose of pegging, fixing or stabilizing the price of the common stock in connection with this offering. Rule 101 makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class as is the subject of the distribution.

                            DESCRIPTION OF SECURITIES

      Our authorized capital stock consists of 30,000,000 shares of common stock, $.0001 par value, and 5,000,000 shares of preferred stock, $.0001 par value. As of May 15, 2000, there were 12,966,521 shares of common stock outstanding and 375 shares of Series A preferred stock outstanding.

Common Stock

      Holders of common stock are each entitled to cast one vote for each share held of record on all matters presented to our stockholders. Cumulative voting is not allowed; hence, the holders of a majority of the outstanding common stock can elect all directors.

      Holders of our common stock are entitled to receive such dividends as may be declared by our board of directors out of funds legally available for dividends and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our board of directors is not obligated to declare a dividend. It is not anticipated that dividends will be paid in the foreseeable future.

      Holders of our common stock do not have preemptive rights to subscribe to additional shares if issued by us. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock. All of the outstanding shares of common stock are fully paid and nonassessable and all of the shares of common stock issued upon the conversion of the Series A preferred stock will be, upon issuance, fully paid and non-assessable.

      On June 16, 1999 we consolidated our outstanding share capital by way of a reverse stock split on the basis of two old shares for each one new share. No fractional shares were issued. This transaction was undertaken for the purpose of reducing our outstanding share capital to facilitate the acquisition of a business opportunity.

      On August 20, 1999 we consolidated our outstanding share capital by way of reverse stock split on the basis of twenty-one old shares for each one new share. No fractional shares were issued. This transaction was undertaken for the purpose of eliminating shareholders owning less than twenty-one shares of our common stock as the costs to transfer such small blocks of shares far outweighed their value. This transaction reduced our issued and outstanding shares to 123,176 shares of common stock.

      On August 21, 1999 we increased our outstanding share capital by way of a forward stock split on the basis of forty new shares for each one old share. This transaction increased our issued and outstanding shares to 4,927,040 shares of common stock.

     In May 2000 Bona Vista West Ltd., a former principal shareholder, returned 2,597,240 shares of common stock to us for cancellation.

Preferred Stock

      Our Articles of Incorporation provide that our board of directors has the authority to divide the preferred stock into series and, within the limitations provided by Delaware statute, to fix by resolution the voting power, designations, preferences, and relative participation, special rights, and the qualifications, limitations or restrictions of the shares of any series so established. As our board of directors has authority to establish the terms of, and to issue, the preferred stock without Stockholder approval, the preferred stock could be issued to defend against any attempted takeover of us.

      In January, 2000, our board of directors established our Series A preferred stock and authorized the issuance of up to 750 shares of Series A preferred stock as part of this series. Upon any liquidation or dissolution of our Company, each outstanding Series A preferred share is entitled to a distribution of $1,000 prior to any distribution to the holders of our common stock. The Series A preferred shares are not entitled to any dividends or voting rights. In January 2000, we sold 750 Series A preferred shares to a group of private investors for $1,000 per share. Each Series A preferred share may be converted, at the option of the holder, into shares of our common stock equal in number to the amount determined by dividing $1,000 by 75% of the average closing bid price of our common stock for the ten trading days preceding the conversion date, subject to a maximum of 5,000 shares of common stock being issued for each Series A preferred share and a minimum of 250 shares of common stock being issued for each Series A preferred share. In addition, all outstanding Series A preferred shares will automatically convert into shares of common stock on January 31, 2001 at the conversion rate described above. In May 2000 Ascent Financial Inc. converted 375 Series A preferred shares into 249,221 shares of common stock. The shares of common stock issuable upon the conversion of the remaining Series A preferred shares are being offered for sale to the public by means of this prospectus. See "Selling Stockholders".

                                LEGAL PROCEEDINGS

      We are not a party to any pending or threatened legal proceeding.

                                     EXPERTS

      The financial statements of Autoeye, Inc. at May 31, 1999 and 1998, and for the year ended May 31, 1999 and for each of the periods from December 31, 1997 (date of incorporation) to May 31, 1999 and 1998 (all of which were prepared prior to the reverse acquisition), appearing in this prospectus have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

      The audited Balance Sheet of The Forest Industry Online Inc. as of July 31, 1998 and 1999, and the Combined Statements of Operations and Retained Earnings (Deficit) and Cash Flows for two years then ended have been included herein in reliance on the report of Watson Dauphinee & Masuch, Chartered Accountants, given on the authority of that firm as experts in accounting and auditing.

                                 INDEMNIFICATION

      Our bylaws authorize indemnification of a director, officer, employee or agent of forestindustry.com against expenses incurred by him in connection with any action, suit, or proceeding to which he is named a party by reason of his having acted or served in such capacity, except for liabilities arising from his own misconduct or negligence in performance of his duty. In addition, even a director, officer, employee, or agent of forestindustry.com who was found liable for misconduct or negligence in the performance of his duty may obtain such indemnification if, in view of all the circumstances in the case, a court of competent jurisdiction determines such person is fairly and reasonably entitled to indemnification. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling forestindustry.com pursuant to the foregoing provisions, We have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                              AVAILABLE INFORMATION

      We have filed with the Securities and Exchange Commission a Registration Statement on Form SB-2 together with all amendments and exhibits, under the Securities Act of 1933, as amended with respect to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement. The Registration Statement and amendments and exhibits may also be reviewed at the internet web site maintained by the Securities and Exchange Commission at www.sec.gov.

                        Financial Statements


                        AUTOEYE INC.
                         (A development stage enterprise)



                        May 31, 1999 and 1998

                          REPORT OF INDEPENDENT AUDITOR





To the Directors of
Autoeye Inc.

We have audited the accompanying balance sheets of Autoeye Inc. (a development stage enterprise) as of May 31, 1999 and 1998 and the related statements of operations, stockholders' equity and cash flows for the year ended May 31, 1999 and for each of the periods from December 18, 1997 (date of incorporation) to May 31, 1998 and 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Autoeye Inc. at May 31, 1999 and 1998, and the results of its operations and its cash flows for the year ended May 31, 1999 and for each of the periods from December 18, 1997 (date of incorporation) to May 31, 1998 and 1999, in conformity with accounting principles generally accepted in the United States.




Vancouver, Canada,                              Ernst & Young LLP
June 16, 1999                                Chartered Accountants

Autoeye Inc.
(A development stage enterprise)

                                 BALANCE SHEETS


As at May 31                           (expressed in U.S. dollars)




                                               1999        1998
                                                 $            $
------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current
Accrued liabilities                           3,500            --
Due to related party [note 4]                 8,142         1,890
------------------------------------------------------------------------------
Total current liabilities                    11,642         1,890
------------------------------------------------------------------------------

Stockholders' equity
Share capital [note 3]
  Common stock - $0.0001 par value
  30,000,000 authorized; 2,587,778
  issued and outstanding                        259           259
  Preferred stock - $0.0001 par value
  5,000,000 authorized
Additional paid in capital                    4,751         4,751
Deficit accumulated in the development
  stage                                     (16,652)       (6,900)
------------------------------------------------------------------------------
                                            (11,642)       (1,890)
-------------------------------------------------------------------------------
                                                  --           --
-------------------------------------------------------------------------------
See accompanying notes

On behalf of the Board:


                        Director

Autoeye Inc.
(A development stage enterprise)

                            STATEMENTS OF OPERATIONS


                                       (expressed in U.S. dollars)




                                              Period from         Period from
                                              December 18,       December 18,
                                              1997 (date of      1997 (date of
                          Year ended          incorporation)   incorporation) to
                        May 31, 1999         to May 31, 1998   May 31, 1999
                                  $                $                 $
-------------------------------------------------------------------------------
EXPENSES
Professional fees                9,752           6,900            16,652
-------------------------------------------------------------------------------
Loss for the period              9,752           6,900            16,652

Deficit, beginning of period     6,900              --                --
-------------------------------------------------------------------------------
Deficit, end of period          16,652           6,900            16,652
-------------------------------------------------------------------------------

See accompanying notes

Autoeye Inc.
(A development stage enterprise)

                       STATEMENTS OF STOCKHOLDERS' EQUITY


                                                (expressed in U.S. dollars)





                                                             Deficit
                                                            accumulated
                                  Common stock   Additional   in the
                             Number               paid in   development
                           of shares   Amount     capital     stage      Total
                               $          $         $            $          $
                        ------------------------------------------------------

Issuance of common stock  2,587,778      259     4,751           --       5,010
Loss for the period          --         --        --       (6,900)     (6,900)
-------------------------------------------------------------------------------

Balance, May 31, 1998 2,587,778        259     4,751       (6,900)     (1,890)
Loss for the period          --         --        --       (9,752)     (9,752)
-------------------------------------------------------------------------------

Balance, May 31, 1999 2,587,778        259     4,751      (16,652)    (11,642)
==============================================================================













See accompanying notes

Autoeye Inc.
(A development stage enterprise)

                            STATEMENTS OF CASH FLOWS


                                         (expressed in US dollars)




                                                Period from        Period from
                                                December 18,      December 18,
                                                1997 (date of      1997 (date of
                                  Year ended   incorporation)    incorporation)
                                 May 31, 1999  to May 31, 1998   to May 31, 1999
                                        $             $                $
-------------------------------------------------------------------------------

OPERATING ACTIVITIES
Loss for the period                   (9,752)      (6,900)         (16,652)
Changes in operating assets and
 liabilities:
  Accrued liabilities                  3,500           --            3,500
-------------------------------------------------------------------------------

Net cash used in operating activities (6,252)      (6,900)         (13,152)

FINANCING ACTIVITIES

Proceeds from capital contributions       --        5,010            5,010
Due to related party                   6,252        1,890            8,142
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Net cash provided by financing activities6,252      6,900           13,152

Net change in cash during the period,
  and cash, end of period                 --           --               --
-------------------------------------------------------------------------------











See accompanying notes

Autoeye Inc.
(A development stage enterprise)

                          NOTES TO FINANCIAL STATEMENTS

May 31, 1999
                                                  (expressed in U.S. dollars)


1.   FORMATION AND BUSINESS OF THE COMPANY

Autoeye Inc. (the "Company") was incorporated in Delaware on December 18, 1997 pursuant to the laws of Delaware.

Prior to the merger (as defined below), Autoeye Inc. and Autoeye Corporation, a Colorado company, were companies under common control.

On January 9, 1998, Autoeye Inc. and Autoeye Corporation merged through an exchange of shares.

The merger has been accounted for in a manner similar to a pooling of interests and accordingly the financial statements of the Company include the results of Autoeye Inc. and Autoeye Corporation since their inception, which in the case of Autoeye Inc. was December 18, 1997 and Autoeye Corporation was December 10, 1997. The share capital of the Company has been presented giving effect to the exchange of shares from incorporation.

The Company is a development stage company and has had no activity other than issuing shares and preparing an initial business plan. Its sole purpose at this time is to locate and consummate a merger or acquisition with an as yet unidentified private entity.

Since incorporation, a related company [see note 4] provided administrative services and facilities to the Company for nil consideration and paid for expenses on behalf of the Company. It is anticipated that the Company will continue to receive non interest bearing advances from this related party to pay for future expenses as incurred.


2.    SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

Autoeye Inc.
(A development stage enterprise)

                          NOTES TO FINANCIAL STATEMENTS

May 31, 1999
                                                   (expressed in U.S. dollars)

2.   SIGNIFICANT ACCOUNTING POLICIES (cont'd)

Income taxes

The Company uses the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on the difference between financial statement and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance in respect of amounts considered by management to be less likely than not of realization in future periods.


3.   SHARE CAPITAL

Holders of the common stock are entitled to one vote per share and to share equally any dividends declared and distributions in liquidation.

On June 16, 1999, the Company consolidated its share capital by way of a reverse stock split on the basis of one new common share for each two old common shares. All outstanding shares in these financial statements have been retroactively adjusted to reflect this share consolidation.


4.   RELATED PARTY TRANSACTIONS

Since incorporation, a company controlled by the director of the Company has provided administrative services and facilities to the Company for nil consideration and pays expenses on behalf of the Company. The amount due to this company is without interest or stated terms of repayment. It is anticipated the Company will continue to receive non interest bearing advances from this company to pay for future expenses as incurred.

Autoeye Inc.
(A development stage enterprise)

                          NOTES TO FINANCIAL STATEMENTS

May 31, 1999
                                                    (expressed in U.S. dollars)

5.   YEAR 2000

The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the Year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 Issue may be experienced before, on, or after January 1, 2000, and, if not addressed, the impact on operations and financial reporting may range from minor errors to significant systems failure which could affect the Company's ability to conduct normal business operations. It is not possible to be certain that all aspects of the Year 2000 Issue affecting the Company, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.

          forestindustry.com, Inc.

          (formerly Autoeye Inc.)

          Interim Consolidated Financial Statements

          February 29, 2000

          (In U.S. $)















          Unaudited (Prepared by Management)

                       Interim Consolidated Balance Sheet

As at February 29, 2000 (In U.S. $)
-----------------------------------------------------------------------------


                                                                      $
ASSETS

CURRENT

Cash and Cash Equivalents                                          517,805
Accounts  Receivable  (Net of Allowance for Doubtful
   Accounts - 10,353)                                            $  79,504
Prepaid Expenses                                                     4,805
                                                                 ---------

                                                                   602,114

Equipment                                                           58,996
                                                                 ---------

                                                                   661,110
                                                                 ---------


LIABILITIES and STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

Operating Line of Credit (Note 4)                                   10,348
Accounts Payable and Accrued Liabilities                            50,921
Unearned Revenues                                                   57,764
                                                                 ---------

                                                                   119,033
                                                                 ---------
Commitments (Note 6)

STOCKHOLDERS' EQUITY

Share Capital
    Common stock, $0.0001 par value
    30,000,000 authorized;  15,314,540 issued and outstanding        1,531
    Preferred stock, $0.0001 par value
    5,000,000 authorized;  750 issued and outstanding                    1
Additional paid in capital                                         737,853
Cumulative Translation Adjustment                                    1,842
Deficit                                                          (199,150)
                                                                 ---------

                                                                   542,077
                                                                 ---------

                                                                   661,110
                                                                 ---------



Unaudited - "See accompanying notes to the consolidated financial statements"

Interim Consolidated Statements of Operations and Comprehensive Income

------------------------------------------------------------------------------
For the Three and Nine Month Periods Ended February 29, 2000 and February 28, 1999 (In U.S. $)
-------------------------------------------------------------------------------

                                 Three Months Ended     Nine Months Ended
                               ---------------------------------------------
                                  Feb. 29,   Feb. 28,    Feb. 29,    Feb. 28,
                                    2000      1999        2000        1999
                                     $          $           $          $

REVENUES                            101,052    74,590     264,144    178,323
                               ---------------------------------------------

EXPENSES

Advertising and Promotion             2,887       278       3,584          -
Depreciation                          2,029     1,940       8,753      7,095
Bad Debts                             6,544       461      18,044      3,856
Interest                              2,865     3,530      11,033     12,317
Consulting Fees                      17,211         -      17,490      1,828
Filing Fees                           3,684         -       3,703          -
Office                               14,015     3,080      20,788      5,221
Printing                             15,286     4,097      23,720      4,680
Professional Fees                    14,610     2,882      33,411     13,542
Rent, Property Taxes and              5,794     1,717      14,250      5,316
Utilities
Salaries and Benefits                67,615    36,493     173,043     98,467
Telephone                             6,576     2,198      13,398      7,233
Trade Shows                           2,566         -       9,466        817
Travel and Lodging                    8,336     1,372      21,049      5,099
                               ---------------------------------------------

                                    170,018    58,048     371,732    165,471
                               ---------------------------------------------


NET INCOME (LOSS)
FOR THE PERIOD                     (68,966)    16,542   (107,588)     12,852

Translation Adjustment Gain             284       181         851        543
                               ---------------------------------------------

COMPREHENSIVE INCOME (LOSS)
FOR THE PERIOD                     (68,682)    16,723   (106,737)     13,395
                               ---------------------------------------------

Weighted Average Number of
Shares Outstanding, Basic and    11,596,94110,000,000  10,530,371 10,000,000
Diluted

                               ---------------------------------------------

Earnings (Loss) per Common
Share,                              (0.006)   (0.002)      (0.01)      0.001
Basic and Diluted

                               ---------------------------------------------


Unaudited - "See accompanying notes to the consolidated financial statements"

                  Interim Consolidated Statements of Stockholders' Equity

For the Periods from May 31, 1999 to February 29, 2000 (In U.S. $)


                                         Common Stock             Preferred Stock                              Deficit    Total
                                         ----------------     -------------------
                                                                                    Additional  Cumulative
                                         Number                 Number               Paid in    Translation
                                       of Shares      Amount      of       Amount    Capital     Adjustment
                                                                Shares
                                                         $                  $           $            $            $          $
-----------------------------------------------------------------------------------------------------------------------------------
 Balance, May 31, 1999                  2,587,778       258         -        -       4,752           -        (16,652)    (11,642)

Common stock issued to purchase all
issued and  outstanding shares
  of The Forest Industry Online Inc.,
   January 31, 2000 (note 3)           10,000,000     1,000         -        -           -           -              -       1,000

Adjustment to comply with
recapitalization
    accounting (note 3)                 2,339,262       234         -        -     (25,772)         991       (74,910)    (99,457)

Common stock issued for service,
 January 31, 2000, valued at
 approximately $0.023 per share
  (note 3)                                 37,500         4         -        -         859           -              -         863

750 Series `A' convertible preferred
 shares issued for cash, January 31,
 2000 at $1,000 per share (note 3)             --         -       750        1     749,999           -              -     750,000

Common stock issued for services in
February, 2000 valued at approximately
 $0.023 pershare (note 5(c))              350,000        35         -        -       8,015           -              -       8,050

Translation Adjustment for the Period           -         -         -        -           -         851              -         851

Net Loss for the Period                         -         -         -        -           -                   (107,588)   (107,588)
-----------------------------------------------------------------------------------------------------------------------------------

Balance, February 29, 2000              15,314,540    1,531       750        1     737,853        1,842      (199,150)    542,077

-----------------------------------------------------------------------------------------------------------------------------------


Unaudited - "See accompanying notes to the consolidated financial statements"

                  Interim Consolidated Statements of Cash Flows

For the Nine Month Periods Ended February 29, 2000 and February 28, 1999 (In U.S. $)

                                                         2000           1999
                                                           $             $
CASH WAS PROVIDED FROM, UTILIZED (FOR):

OPERATING ACTIVITIES:
Net Income (Loss) for the Period                       (107,588)       12,852
Non-Cash Items:
  Depreciation                                             8,753        7,095
  Common Stock Issued in Exchange for Services             8,050            -
  Change in Non-Cash Working Capital Accounts
     Accounts Receivable                                (22,324)     (22,173)
     Prepaid Expenses                                    (4,565)            -
     Accounts Payable and Accrued Liabilities             30,454      (2,118)
     Unearned Revenues                                    33,742        9,487
                                                    -------------------------

Net Cash Provided by Operating Activities               (53,478)      (5,143)
                                                    -------------------------

FINANCING ACTIVITIES
Long-term Debt and Operating Line of Credit             (60,860)       79,930
Advances (Repayments)
Advances (to) Related Company                           (71,229)     (66,862)
Advances from  (to) Shareholders                        (12,463)       11,918
Net Proceeds from Issuance of Preferred Stocks           750,000            -
                                                    -------------------------

Net Cash Provided by Financing Activities                605,448       24,986
                                                    -------------------------

INVESTING ACTIVITY

Acquisition of Capital Assets                           (37,712)     (18,634)
                                                    -------------------------

INCREASE IN CASH                                         514,258       11,495

Cash, Beginning of the Period                              3,547        4,317
                                                    -------------------------


CASH, END OF THE PERIOD                                  517,805       15,812
                                                    -------------------------

Supplemental Disclosure
Interest Paid                                             11,033       12,317
                                                    -------------------------



Unaudited - "See accompanying notes to the consolidated financial statements"

                   Notes to the Interim Consolidated Financial Statements

As at February 29, 2000
------------------------------------------------------------------------------

NOTE 1 - NATURE OF OPERATIONS

forestindustry.com, Inc. (the "Company") was incorporated in Delaware on December 18, 1997 under the name of Autoeye Inc. On February 25, 2000, the Company changed its name to forestindustry.com, Inc. Prior to its acquisition of The Forest Industry Online Inc. ("Forest") (note 2(a)), the Company was inactive.

The Company's current business activities include designing web sites and operating and maintaining a computer internet web site for companies associated with the forest industry.


NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

a)  Reverse Takeover

On January 31, 2000, the Company merged with Forest, with Forest's stockholders receiving 10,000,000 shares of common stock and control of the Company. Accordingly, Forest is deemed the accounting acquiror for financial statement purposes. The acquisition, a reverse takeover, has been accounted for as a capital transaction effectively representing an issue of stocks by Forest for the net assets of forestindustry.com, Inc.

The Company's historical financial statements reflect the financial position, results of operations and cash flows of Forest from the date of its incorporation on January 09, 1997 under the laws of the Province of British Columbia. The historical stockholders' equity gives effect to the shares issued to the stockholders of Forest. The results of operations of forestindustry.com, Inc. are included only from the date of acquisition, January 31, 2000.

b)    Basis of Presentation

The accompanying unaudited interim consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles for interim financial information and the rules of the Securities and Exchange Commission (the "SEC") for quarterly reports on Form 10-QSB. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.

c)  Basis of Consolidation

These consolidated financial statements include the accounts of the Company's wholly-owned subsidiary, The Forest Industry Online Inc. All significant intercompany balances and transactions have been eliminated in the consolidated financial statements.


d) Equipment and Depreciation

Equipment are recorded at cost and are depreciated using the straight-line method over their estimated useful lives ranging from five to ten years.


e)  Cash and Cash Equivalents

The Company considers all short-term investments with a maturity date at purchase of three months or less to be cash equivalents.



Unaudited

                   Notes to the Interim Consolidated Financial Statements

As at February 29, 2000
--------------------------------------------------------------------------------


Note 2 - Significant Accounting Policies (continued)


f)  Revenue Recognition and Unearned Revenues

Revenues are recorded on the billed basis. Customers are billed on a quarterly basis in advance for advertising fees and hosting revenue. Unearned revenues relate to the period of the billing that has not yet transpired and therefore not earned.


g)  Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


h)  Net Earnings (Loss) Per Share

Basic earnings (loss) per share is computed using the weighted average number of common stock outstanding during the periods. Diluted loss per share is computed using the weighted average number of common and potentially dilutive common stock outstanding during the period. As the Company has losses in the periods presented, basic and diluted loss per share is the same.

i)  Stock-based Compensation

The Company accounts for its stock-based compensation arrangement in accordance with provisions of Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. As such, compensation expense under fixed plans would be recorded on the date of grant only if the fair value of the underlying stock at the date of grant exceeded the exercise price. The Company recognizes compensation expense for stock options, common stock and other equity instruments issued to non-employees for services received based upon the fair value of the services or equity instruments issued, whichever is more reliably determined. This information is presented in note 5(c).

SFAS No. 123, Accounting for Stock Based Compensation, required entities that continue to apply the provision of APB Opinion No. 25 for transactions with employees to provide for forma net income and pro forma earnings per share disclosures for employee stock option grants made in 1995 and future years as if the fair-value -based method defined in SFAS No. 123 had been applied to these transactions.

j)  Foreign Currency Translation

The functional currency of the Company is the United States dollar and for its Canadian subsidiary the Canadian dollar. Transactions in foreign currencies are translated to United States dollars at the rates in effect on the transaction date. Exchange gains or losses arising on translation or settlement of foreign currency denominated monetary items are included in the consolidated statement of operations.


Unaudited

                   Notes to the Interim Consolidated Financial Statements

As at February 29, 2000
-------------------------------------------------------------------------------


Note 3 - Acquisition

On January 31, 2000, the Company merged with Forest. The acquisition was a reverse takeover with Forest being the deemed accounting acquiror for financial statement purposes.

Under the terms of agreement, the Company issued 10,000,000 common shares for all of the 100 common issued and outstanding shares of Forest. As at January 31, 2000, there were 4,927,040 common shares of the Company (after reflecting a 21:1 stock consolidation which occurred on August 20, 1999 and a subsequent stock split of 1:40 which occurred on August 21, 1999). The acquisition was accounted for as a recapitalization of Forest. The transaction has been accounted for as a capital transaction effectively representing an issue of shares by Forest for the net assets of the Company. On January 31, 2000 the net assets of the Company consisted of:


      Cash and Cash Equivalents                 $ 750,000
      Accounts Payable                           (19,703)
                                              ------------
                                                $ 730,297
                                              ------------

Total costs related to this recapitalization transaction were estimated at $15,863. They include cash expense in the estimated amount of $15,000 and non-cash expense in the amount of $863. The non-cash expense relates to the issuance of 37,500 shares of common stock of the Company. The fair value of these services was estimated based upon the estimated fair value of the shares at $0.023 per share. Total transaction costs have been recorded as a charge to the stockholders' equity of the Company.

Cash and cash equivalents held by the Company in the amount of $750,000 were obtained through subscriptions for a private placement of 750 shares of Series "A" Convertible Preferred Stock at a price of $1,000 per share. The closing of this private placement and the release of funds held in escrow were contingent on this acquisition being completed. The shares of Series "A" preferred stock are convertible, at the option of the holder, and at any time after March 16, 2000, into common stock at 75% of the last ten day average closing bid price of the Company subject to a maximum conversion rate of 5,000 shares of common stock for one share of preferred stock and a minimum conversion rate of 250 shares of common stock for one share of preferred stock. In addition, if a registration statement in respect of the common stock underlying the preferred stock is effective, all Series "A" preferred stock will be deemed to convert into common stock on or before January 31, 2001, the first anniversary date.

The following table reflects unaudited pro forma information which combines the operations of forestindustry.com, Inc. for the nine months ended February 29, 2000 and February 28, 1999 as if the acquisition of forestindustry.com, Inc. had taken place at the beginning of the period. There were no pro forma adjustments required in combining this information of these two entities. This pro forma information does not reflect any non-recurring charges or credits directly attributable to the transaction. This pro forma information does not purport to be indicative of the revenues and net loss that could have resulted had the acquisition been in effect for the period presented and is not intended to be a projection of future results or trends.



Unaudited

Notes to the Interim Consolidated Financial Statements

As at February 29, 2000
-------------------------------------------------------------------------------

Note 3 - Acquisition (continued)

                                                   Nine Months Ended
                                        February 29, 2000     February 28, 1999
                                                  $                  $

Revenues                                      264,144             178,323

Expenses

   Bad Debts                                   18,044               3,856
   Promotion and Trade Shows                   34,098               5,916
   General and Administrative                 103,562              35,207
   Professional Fees                           54,756              25,122
   Wages                                      169,158             105,122
                                      ------------------------------------

Net Income (Loss) for the Period             (115,474)              3,100
                                      ------------------------------------


Net Loss Per Share                              (0.01)                 --
                                      ------------------------------------

Note 4 - Operating Line of Credit

The Company has a $10,347 (CDN $15,000) revolving operating line of credit with the Royal Bank of Canada. The line of credit is payable on demand, bears interest at prime plus 1.75% per annum payable monthly, and is secured by a general security agreement over all assets of the Company, guarantees by a corporate shareholder and personal guarantee of the principals of the Company. The line of credit was paid off in March, 2000 and the general security agreement as well as the guarantees are being removed.

Note 5 - Stockholders' Equity

a)  Preferred Stock

On January 31, 2000, the Company issued through a private placement 750 shares of Series "A" Convertible Preferred Stock at a price of $1,000 per share. Holders of Series "A" Preferred Stocks are entitled to distribution of $1,000 per share prior to any distribution to the holders of the Company's common stocks in the event of any liquidation or dissolution of the Company.

The Series "A" preferred stock is convertible, at the option of the holder, and at any time after March 16, 2000, into common stock at 75% of the last ten day average closing bid price of the Company subject to a maximum conversion rate of 5,000 shares of common stock for one share of preferred stock and a minimum conversion rate of 250 shares of common stock for one share of preferred stock. In addition, if a registration statement in respect of the common stock underlying the preferred stock is effective, all Series "A" preferred stock will be deemed to convert into common stock on or before January 31, 2001, the first anniversary date.

Unaudited

                 Notes to the Interim Consolidated Financial Statements

As at February 29, 2000
-----------------------------------------------------------------------------


Note 5 - Stockholders' Equity (continued)

b)  Stock Options

In February, 2000, the Company adopted a fixed stock option plan that provides for the issuance of incentive and non-qualified stock options to officers, directors and employees to acquire up to 250,000 shares of the Company's common stock.

The Board of Directors determines the terms of the options granted, including the number of options granted, the exercise price and the vesting schedule. The exercise price for qualified incentive stock options is not to be less than the fair market value of the underlying stock at the date of grant, and to have terms no longer than ten years from the date of grant.

On February 29, 2000, the Company granted options to purchase a total of 31,000 shares of the Company's common stock at a price of $4.00 per share to employees of the Company. The options vest on or after February 29, 2001 and expire between February and April, 2005.

The Company has elected to follow Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees" (APB25) in accounting for its employee stock options. Under APB25, because the exercise price of the Company's options for common shares granted to employees is not less than the fair market value of the underlying stock on the date of grant, no compensation expense has been recognized.

c)  Stock-Based Compensation

In January, 2000, the Company issued 37,500 shares of common stock in exchange for services relating to the acquisition of forestindustry.com, Inc. The fair value of these services was estimated based upon the estimated fair value of the shares at $0.023 per share or $863. The costs were deducted from the additional paid-in capital from the said acquisition.

In February, 2000, the Company recorded non-cash compensation expense of $8,050 related to the issuance of 350,000 shares of common stock to certain employees of the Company. The fair value of the shares was estimated at $0.023 per share at the time of the transaction.


Note 6 - Commitments

a) The Company has entered into an agreement to lease office premises to September 30, 2001. The monthly lease payment is $2,679.

b) The Company has entered into an agreement to lease a vehicle to March 9, 2003. The monthly lease payment is $529 with an option to purchase the vehicle at the end of the lease for $14,717.

c) The   Company   has  entered   into  an   agreement   to  lease  an  internet
   telecommunication line to December 31, 2002. The monthly lease payment is $959.


Unaudited

                 Notes to the Interim Consolidated Financial Statements

As at February 29, 2000
------------------------------------------------------------------------------


Note 6 - Commitments (continued)

d) The Company has entered into a consulting contract with an individual to perform various investor relations and corporate development functions for an initial fee of $4,600, which was settled by the issuance of 200,000 common shares of the Company at $0.023 per share, and a monthly fee of $2,414. The contract term commenced on February 29, 2000 and continues until February 28, 2001.

e) The Company has entered into a consulting contract with an individual to perform various accounting functions for a monthly fee of $1,655. The contract term commenced on February 15, 2000 and continues until August 15, 2000.

f) The Company has entered into an employment contract with the President of the Company for an annual salary of $51,738. The employment contract commenced on February 1, 2000 and continues until January 31, 2003.

g) The Company has entered into an employment contract with the Chief Information Officer for a signing bonus of $3,450, which was settled by the issuance of 150,000 common shares of the Company at $0.023 per share, and an annual salary of $51,738. The employment contract commenced on February 29, 2000 and continues until February 28, 2001.


Note 7 - Financial Instruments

Financial instruments include cash and cash equivalents, accounts receivable, operating line of credit, and accounts payable and accrued liabilities. The estimated fair value of such financial instruments approximates their carrying value.






Unaudited

Forest Industry Online Inc.

Financial Statements

July 31, 1999 and 1998

(In U.S. $)





                                                            Page

      Auditors' Report                                         1

      Balance Sheets                                           2

      Statements of Operations                                 3
       and Comprehensive Loss

      Statements of Shareholders' Deficit                      4

      Statements of Cash Flows                                 5

      Notes to the Financial Statements                      6-11











              1999        1998
                 $           $


Revenues   300,362     128,685


Expenses   300,903     194,352


Net (Loss)   (541)    (65,667)

Auditors' Report
-----------------------------------------------------------------


         To the Directors of:
         FOREST INDUSTRY ONLINE INC.


         We have audited the Balance Sheets of Forest Industry Online Inc. as at July 31, 1999 and 1998 and the Statements of Operations, Shareholders' Deficit and Cash Flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

         In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at July 31, 1999 and 1998 and the results of its operations and the changes in its cash flows for the years then ended in accordance with generally accepted accounting principles in Canada, which except as disclosed in
         Note 16 to the financial statements, also conform in all material respects with accounting principles generally accepted in the United States.







         "WATSON DAUPHINEE & MASUCH"
         Chartered Accountants





         Vancouver, B.C., Canada
         November 05, 1999

                                FOREST INDUSTRY ONLINE INC.

   Balance Sheets
         AS AT JULY 31, 1999 AND 1998 (In U.S. $)
--------------------------------------------------------------------------

                                                     1999           1998
                                                        $              $
         ASSETS
         CURRENT
         Cash                                       2,819          2,789
         Accounts Receivable (Net of allowance
           for Doubtful Accounts                   64,657         23,498
           1999 - $ 8,630; 1998 - $ 2,978)
         Note Receivable                                -         14,406
         Prepaid Expenses                           1,795            414
         Due from Affiliated Company  (Note 3)        166              -
--------------------------------------------------------------------------

                                                   69,437         41,107
         Capital (Note 4)                          32,481         12,776
--------------------------------------------------------------------------

                                                  101,918         53,883
--------------------------------------------------------------------------


         LIABILITIES
         CURRENT
         Operating Line of Credit (Note 5)         13,278              -
         Accounts Payable and Accrued Liabilities  39,265         34,198
         Unearned Revenues                         52,281         23,162
         Due to Parent Company (Note 6)            50,341        123,055
         Due to Shareholders (Note 7)              17,672              -
         Demand Bank Loan (Note 8)                 55,695              -
--------------------------------------------------------------------------

                                                  228,532        180,415
--------------------------------------------------------------------------

         Commitments (Note 11)

         SHAREHOLDERS' DEFICIENCY
         Share Capital (Note 9)                         1              1
         Cumulative Translation Adjustment          1,450            991
         Deficit                                (128,065)      (127,524)
--------------------------------------------------------------------------

                                                (126,614)      (126,532)
--------------------------------------------------------------------------
                                                  101,918         53,883
                                                  =======         ======

 Approved on behalf of the Board of the Directors:
 "Marc White", Director
 "Joe Perraton", Director

                                FOREST INDUSTRY ONLINE INC.

   Statements of Operations and Comprehensive  Loss FOR THE YEARS ENDED JULY 31,
         1999 AND 1998 (In U.S. $)
--------------------------------------------------------------------------

                                                     1999           1998
                                                        $              $

         REVENUES                                 300,362        128,685
--------------------------------------------------------------------------


         EXPENSES
         Advertising and Promotion                  2,282          3,164
         Depreciation                               7,763          3,036
         Automobile                                   540          4,055
         Bad Debts                                  7,782          3,155
         Interest                                  14,534         12,655
         Consulting Fees                              487          1,898
         Insurance, Licenses and Dues               1,827          2,127
         Internet and Connecting Fees               8,034         12,869
         Office Supplies                           11,812          6,200
         Printing                                  11,167              -
         Professional Fees                         17,592         12,657
         Rent, Property Taxes and Utilities        10,150          6,147
         Repair and Maintenance                     2,222            442
         Salaries and Benefits                    172,339         95,723
         Telephone                                 13,664         15,610
         Trade Shows                                7,985          3,513
         Travel and Lodging                        10,723         11,101
--------------------------------------------------------------------------
                                                  300,903        194,352
--------------------------------------------------------------------------

         NET (LOSS) FOR THE YEAR                     (541)       (65,667)

         Translation Adjustment Gain                  459            991
--------------------------------------------------------------------------

         COMPREHENSIVE (LOSS) FOR THE YEAR           (82)       (64,676)
--------------------------------------------------------------------------

                                FOREST INDUSTRY ONLINE INC.

Statements of Shareholders' Deficit
FROM JANUARY 09, 1997 (INCEPTION) TO JULY 31, 1999 (In U.S. $)
------------------------------------------------------------------------------


                             Common Shares    Cumulative
                                             Translation    Deficit
                           Shares   Amount    Adjustment  Accumulated   Total
                              #       $           $           $           $
-------------------------------------------------------------------------------

Issuance of Shares for Cash
in January 1997              100         1         -          -           1

Net (Loss) from Inception to
July 31, 1997                  -         -         -    (61,857)    (61,857)
------------------------------------------------------------------------------

Balance, July 31, 1997       100         1         -    (61,857)    (61,856)

Translation Adjustment         -         -       991          -         991
Net (Loss) for the Year Ended
July 31, 1998                  -         -         -    (65,667)    (65,667)
-------------------------------------------------------------------------------

Balance, July 31, 1998       100         1       991   (127,524)   (126,532)

Translation Adjustment         -         -       459          -         459
Net (Loss) for the Year Ended
July 31, 1999                  -         -         -       (541)       (541)
------------------------------------------------------------------------------

Balance, July 31, 1999       100         1     1,450   (128,065)   (126,614)

-------------------------------------------------------------------------------

                                FOREST INDUSTRY ONLINE INC.

   Statements of Cash Flows
         FOR THE YEARS ENDED JULY 31, 1999 AND 1998 (In U.S. $)
--------------------------------------------------------------------------
                                                     1999           1998
                                                        $              $
         CASH WAS PROVIDED FROM, UTILIZED (FOR):
         OPERATING ACTIVITIES:
         Net (Loss) for the Year                    (541)       (65,667)
         Non-Cash Items:
         Depreciation                               7,763         3,036
         Change in Non-Cash Working
           Capital Accounts (Note 13)               6,052        15,722
---------------------------------------------------------------------------

                                                   13,274       (46,909)
         FINANCING ACTIVITIES
         Bank Loan (net of repayments)             55,695              -
         Advances  (to) Affiliated Company          (166)              -
         Advances from (to) Parent Company       (72,714)         47,406
         Advances from (to) Shareholders           17,672        (1,759)
-------------------------------------------------------------------------------

                                                      487         45,647
-------------------------------------------------------------------------------

         INVESTING ACTIVITY
         Acquisition of Capital Assets           (27,009)        (4,120)
-------------------------------------------------------------------------------

         DECREASE IN CASH                        (13,248)        (5,382)
         Cash, Beginning of the Year                2,789          8,171
-------------------------------------------------------------------------------

         CASH (BANK INDEBTEDNESS),
         END OF THE YEAR                         (10,459)          2,789
------------------------------------------------------------------------------

         Cash (Bank Indebtedness) comprised of:
         Cash                                       2,819          2,789
         Operating Line of Credit                (13,278)              -
-------------------------------------------------------------------------------

                                                 (10,459)          2,789
-------------------------------------------------------------------------------

         Supplemental Disclosure
         Interest Paid                             14,534         12,655
--------------------------------------------------------------------------

                                FOREST INDUSTRY ONLINE INC.

   Notes to the Financial Statements
   AS AT JULY 31, 1999 AND 1998 (In U.S. $)
--------------------------------------------------------------------------


         NOTE 1 - NATURE OF OPERATIONS

         Forest Industry Online Inc. ("the Company") was incorporated on January 09, 1997 under the laws of the Province of British Columbia, Canada. The Company's principal business activities include designing web sites and operating and maintaining a computer internet web site for companies associated with the forest industry.



         NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

         a)  Capital Assets and Depreciation

         Capital assets are recorded at cost. Depreciation is provided for at the following annual rates on the straight line basis:

               Automotive Equipment             -        20%

               Computer Equipment               -        20%

               Furniture and Fixtures           -        10%

               Software                         -        100%

         One half of the above rates are applied in the year of acquisition and no amortization is taken in the year of disposal.

         b)  Revenue Recognition and Unearned Revenues

         Revenues are recorded on the billed basis. Customers are billed on a quarterly basis in advance for advertising fees and hosting revenue. Unearned revenues relate to the period of the billing that has not yet transpired and therefore not earned.

         c)  Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         d)    Income Taxes

         The Company uses the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on the difference between financial statement and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance in respect of amounts considered by management to be less likely than not a realization in future periods.

                                FOREST INDUSTRY ONLINE INC.

   Notes to the Financial Statements
   AS AT JULY 31, 1999 AND 1998 (In U.S. $)
--------------------------------------------------------------------------

         NOTE 3 - DUE FROM AFFILIATED COMPANY

         Amounts due from an affiliated company are unsecured, are non-interest bearing and have no formal terms of repayment.

                                                     1999           1998

                                                        $              $

         Seaspray Log Scaling Ltd.                    166              -
                                                      ==================


         NOTE 4  - CAPITAL ASSETS

                                          Accumulated          Net Book Value
                                Cost      Depreciation        1999        1998

                                   $           $               $           $



   Automotive Equipment          710          71              639           -

   Computer Equipment         35,388       8,846           26,542      12,526

   Furniture and Fixture       3,013         175            2,838         100

         Software              5,225       2,763            2,462         150
                               -----------------------------------------------
                              44,336      11,855           32,481      12,776
                              ================================================



         NOTE 5 - OPERATING LINE OF CREDIT

         The Company has a $16,600 (CDN$25,000) revolving operating line of credit with the Royal Bank of Canada. The line of credit is payable on demand, bears interest at prime plus 1.75% per annum payable monthly, and is secured by a general security agreement over all the assets of the Company, guarantees by the corporate shareholder and personal guarantees of the principals of the Company.



         NOTE 6 - DUE TO PARENT COMPANY

         Amounts due to parent company, Teaco Properties Ltd. who owns 78% of the Company, are unsecured and have no specific terms of repayment except for $49,840 (1998 - $111,152) which bears interest at prime plus 5% per annum. The parent company has indicated that it will not seek repayment in year 2000.

                                                     1999           1998
                                                      $              $

         Teaco Properties Ltd.                     50,341        123,055
                                                   =====================

                                FOREST INDUSTRY ONLINE INC.

   Notes to the Financial Statements
   AS AT JULY 31, 1999 AND 1998 (In U.S. $)
--------------------------------------------------------------------------


         NOTE 7 - DUE TO SHAREHOLDERS

         Amounts due to shareholders are non-interest bearing, unsecured, and have no specific terms of repayment. The shareholders have indicated that they will not seek repayment in year 2000.



                                                     1999           1998
                                                       $              $

                                                   17,672              -
                                                   =====================



         NOTE 8 - DEMAND BANK LOAN



                                                     1999           1998
                                                       $              $

         Demand Bank Loan, Royal Bank              55,695              -

         The demand loan is repayable in monthly instalments of $1,992 including interest at prime plus 2% per annum and is secured by a general security agreement over all the assets of the Company, guarantees by the corporate shareholder and personal guarantees of the principals of the Company.



                                                   55,695              -
                                                 =======================

         NOTE 9 - SHARE CAPITAL



         Authorized:

               10,000   Class "A" voting common shares with no par value



         Issued:                                          1999           1998
                                                            $              $

               100      Class "A" voting common shares      1              1

------------------------------------------------------------------------------


The shares were issued on January 09, 1997 for cash proceeds of $0.01 per share.

                                FOREST INDUSTRY ONLINE INC.
   Notes to the Financial Statements
   AS AT JULY 31, 1999 AND 1998 (In U.S. $)
--------------------------------------------------------------------------

         NOTE 10 - INCOME TAXES

         The Company has non-capital losses available for carry-forward totalling $129,921. These losses may be carried forward to be applied against future income for Canadian tax purposes. The losses expire as follows:

         Year                                         $

         2004                                      56,828

         2005                                      72,031

         2006                                       1,062

-----------------------------------------------------------
                                                  129,921
-----------------------------------------------------------


         No future benefit for these losses has been recognized in these financial statements.



         NOTE 11 - COMMITMENTS

         A) The Company has entered into an agreement to lease office premise to March 31, 2000. The monthly lease payment, excluding operating costs, is $1,007.

         B) The Company has entered into an agreement to lease a vehicle to November 30, 1999. The monthly lease payment is $213 with an option to purchase the vehicle at the end of the lease for $11,950. The Company does not plan to exercise the option to purchase the vehicle when the lease expires.

         C) The Company has entered into an agreement to lease an internet telecommunication line to December 31, 2002. The monthly lease payment is $863.



         NOTE 12 - RELATED PARTY TRANSACTIONS

         In  addition  to  those  transactions   disclosed  elsewhere  in  these
         financial statements, the Company had the following transactions with related parties:

                                                     1999           1998

                                                        $              $

         Salaries  paid to  shareholders of the     49,410         25,325
         Company  for  management
         administration,  sales, supervision,
         and product  development services.



         Interest  paid to the parent company        9,905         11,031
         for funds  advanced to the Company.



         Professional fees paid to the parent       12,220          8,275
         company for accounting services provided.

                                FOREST INDUSTRY ONLINE INC.

   Notes to the Financial Statements AS AT JULY 31, 1999 AND 1998 (In U.S. $)
--------------------------------------------------------------------------

         NOTE 13 - CHANGE IN NON-CASH WORKING CAPITAL ACCOUNTS



                                                     1999           1998
                                                       $              $

         Accounts Receivable                       (41,159)       (12,870)

         Note Receivable                            14,406       (14,406)

         Prepaid Expenses                           (1,381)          (414)

         Accounts Payable and Accrued Liabilities    5,067         20,250

         Unearned Revenues                          29,119         23,162
                                                   -----------------------
                                                     6,052         15,722
                                                   =======================


         NOTE 14 - FINANCIAL INSTRUMENTS

         Financial  instruments  include  cash,  accounts  receivable,  due from affiliated company, operating line of credit, accounts payable and accrued liabilities, demand bank loan, amounts due to parent company and shareholders. The estimated fair value of such financial instruments approximates their carrying value.


         NOTE 15 - UNCERTAINTY DUE TO YEAR 2000 ISSUE

         The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 Issue may be experienced before, on, or after January 01, 2000, and, if not addressed, the impact on operations and financial reporting may range from minor errors to significant systems failure which could affect an entity's ability to conduct normal business operations. It is not possible to be certain that all aspects of the Year 2000 Issue affecting the Company, including those related to the efforts of customers, suppliers, or other parties, will be fully resolved.


         NOTE 16 - UNITED STATES ACCOUNTING PRINCIPLES

         These financial statements have been prepared in accordance with accounting principles generally accepted in Canada. They do not differ materially from accounting principles generally accepted in the United States.

                          Forest Industry Online, Inc.


                          INTERIM FINANCIAL STATEMENTS

                                JANUARY 31, 2000

                           FOREST INDUSTRY ONLINE INC.

                                  BALANCE SHEET

                    AS AT JANUARY 31, 2000 AND JULY 31, 1999

                                   (Unaudited)

-------------------------------------------------------------------------------



                                            Jan. 31         July 31,
                                             2000            2000
                                           ($U.S.)         ($U.S.)
                                            -----            -----
      ASSETS
      CURRENT
         Cash                             $33,096           $2,819

         Accounts Receivable
                                           67,327           64,657
         Prepaid Expenses
                                            1,911            1,795
         Due from Affiliated
          Companies                            --              166
                                         --------      -----------
                                          102,334           69,437

      Capital Assets (Note 3)              48,135           31,031
                                      -----------      -----------

                                       $  150,469      $   100,468
                                       ===========     ===========


      LIABILITIES

      CURRENT
          Operating Line of Credit      $13,894     $ 13,278
            (Note 4)
          Accounts Payable and
      Accrued Liabilities                29,845       39,265
          Unearned Revenue
                                         58,982       52,281
          Loan Payable
                                         39,639           --
          Due to Shareholders (Note 5)
                                         18,478       17,672
          Current Portion of Bank
             Loan (Note 6)               47,695       22,465
                                         ------     --------

                                        208,533      144,961
      Due to Former Parent Company
        (Note 7)                         84,032       50,341
      Long Term Debt  (Note 6)
                                             --       33,230
                                        -------   ----------
                                        292,565      228,532
                                       --------   ----------

         SHAREHOLDERS' EQUITY

      Share Capital (Note 8)                  1            1
      Deficit                          (142,097)     128,065)
                                     -----------  -----------
                                       (142,096)    (128,064)
                                     -----------  -----------

                                      $ 150,469    $ 100,468
                                     ===========  ===========

                           FOREST INDUSTRY ONLINE INC.

                         STATEMENT OF INCOME AND DEFICIT

                    FOR THE SIX MONTHS ENDED JANUARY 31, 2000

                                   (Unaudited)

-----------------------------------------------------------------------------

                                        For the      For the         For the
                                        Period        Period          Period
                                      Aug 1,1999   Aug. 1, 1998    Nov. 1, 1999
                                       to Jan 31,    to Jan 31,    to Jan 31,
                                          2000         1999           2000
                                        ($ U.S.)     ($ U.S.)       ($ U.S.)
                                         -----        -----           -----

  REVENUE                             $  178,058      $132,542       $95,504
                                     ------------   -----------   ----------

 EXPENSES
   Advertising and promotion               1,609         1,683         1,477

   Amortization                            5,726         2,474         2,987

   Automobile                                703       (   152)          375

   Bad Debts                               8,257           446         6,214

   Bank Charges and Interest               7,330         7,702         3,875

   Consulting Fees                         2,929          ----         2,724

   Security Exchange  Filings/
       Registrations                         359          ----           358

   Insurance, Licenses, and Dues           1,527          1,506          562

   Office Supplies                         9,602          5,329        6,062

   Printing                                1,461          4,640         ----

   Professional Fees                      15,831          7,066        9,229

   Rent, Property Taxes and
     Utilities                             8,942          3,226        5,182

   Repairs and maintenance                   735            928          517

   Salaries and benefits                  98,065         59,959       47,378

   Telephone                               9,664          5,617        5,254

   Trade Shows                             3,486          2,894          184

 Travel and Lodging                       12,414          1,095        7,349
                                    ------------    -----------    ----------
                                         188,640        104,413       99,727
                                    ------------    -----------   ----------

NET INCOME (LOSS) BEFORE OTHER           (10,582)        28,129      ( 4,223)
ITEMS

    Foreign Exchange Gain (Loss)         ( 3,450)      (  1,369)      (1,044)
                                      ------------    -----------   ----------

NET INCOME (LOSS) FOR THE PERIOD         (14,032)        26,760      ( 5,267)


Deficit, beginning of period            (128,065)      (127,524)     (136,830)
                                       ------------   -----------   ----------

DEFICIT, END OF PERIOD                 $(142,097)     $(100,764)    $(142,097)
                                      ============   ===========   ==========

                           FOREST INDUSTRY ONLINE INC.

                             STATEMENT OF CASH FLOW

                    FOR THE SIX MONTHS ENDED JANUARY 31, 2000

                                   (Unaudited)

   -------------------------------------------------------------------------


                                        For the      For the         For the
                                        Period        Period          Period
                                      Aug 1,1999   Aug. 1, 1998    Nov. 1, 1999
                                       to Jan 31,    to Jan 31,    to Jan 31,
                                          2000         1999           2000
                                        ($ U.S.)     ($ U.S.)       ($ U.S.)
                                         -----        -----           -----
CASH PROVIDED FROM, UTILIZED
(FOR):

OPERATING ACTIVITIES:
Net Income (Loss) for the Period       $ (14,032)    $ 26,760       $ (5,267)

Non-Cash Item:
  Amortization                             5,726        2,474          2,987

  Change in Non-Cash Working
Capital Accounts                          34,134      (20,328)        24,632
                                    ------------   -----------   -----------
                                          25,828         8,906        22,352
                                    ------------   -----------   ------------

FINANCING ACTIVITIES
    Bank Loan (net of repayments)        (8,000)        65,552      ( 4,690)

    Advances from (to)
     Affiliated Company                     166           (84)          531

    Advances from (to) Parent
       Company                           33,691        (64,986)      25,425

    Advances from (to)
       Shareholders                         806            ---          600
                                    ------------   -----------   -----------
                                         26,663            482       21,866
                                    ------------   -----------   -----------

INVESTING ACTIVITY
    Acquisition of Capital Assets       (22,830)       (11,918)     (13,101)
                                    ------------   -----------   -----------

DECREASE IN CASH                         29,661        ( 2,530)      31,117


Cash (Bank Indebtedness),
Beginning of Period                     (10,459)         2,789      (11,915)
                                    ------------   -----------   -----------

CASH (BANK INDEBTEDNESS), END
     OF THE PERIOD                    $  19,202         $  259      $19,202
                                    ============   ===========   ===========

Cash (Bank Indebtedness)
comprised of:
   Cash                              $   33,096         10,292       33,096

   Operating Line of Credit             (13,894)       (10,033)     (13,894)
                                    ------------   -----------   -----------
                                    $     19,202      $    259     $ 19,202
                                    ============   ===========   ===========

                           FOREST INDUSTRY ONLINE INC.

                        NOTES TO THE FINANCIAL STATEMENTS

                             AS AT JANUARY 31, 2000
----------------------------------------------------------------------


NOTE 1 - NATURE OF OPERATIONS

Foresty Industry Online Inc. ("the company") was incorporated on January 9, 1997 under the laws of the Province of British Columbia. The Company's principal business activities include designing web sites and operating and maintaining a computer internet web site for companies associated with the forest industry.


NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

a) Capital Assets and Amortization

Capital assets are recorded at cost. Amortization is provided for at the following annual rates on the straight line basis:

      Automotive Equipment    -   20%
      Computer Equipment      -   20%
      Furniture and Fixtures  -   10%
      Software                -  100%

One half of the above rates are applied in the year of acquisition and no amortization is taken in the year of disposal.


b) Revenue Recognition and Unearned Revenues

Revenues are recorded on a billed basis. Customers are billed on a quarterly basis in advance for advertising fees and hosting revenue. Unearned revenues relate to the period of the billing that has not yet transpired and therefore not earned.


c) Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                           FOREST INDUSTRY ONLINE INC.

                        NOTES TO THE FINANCIAL STATEMENTS

                             AS AT JANUARY 31, 2000
----------------------------------------------------------------------------



NOTE 3 - CAPITAL ASSETS
                                                           Net Book Value
                        Accumulated                 January 31,       July 31,
                          Cost                        2000             1999
                       Amortization
                         ($ U.S.)      ($ U.S.)       ($U.S.)          ($ U.S.)

Automotive Equipment     $    743     $   301       $   442           $  639

Computer Equipment         54,924      13,297        41,627           25,092

Furniture and Fixtures      4,738         381         4,357            2,838

Software                    5,975       4,266         1,709            2,462

                           66,380      18,245        48,135        $  31,031


NOTE 4 - OPERATING LINE OF CREDIT

The company has a $ 13,894 (CDN $15,000) revolving operating line of credit with the Royal Bank of Canada. The line of credit is payable on demand, bears interest at prime plus 1.75% per annum payable monthly, and is secured by a general security agreement over all assets of the Company, guarantees by the corporate shareholder and personal guarantees of the principals of the Company. The line of credit was paid off in March, 2000 and the general security agreement as well as the guarantees are being removed.


NOTE 5 - DUE TO SHAREHOLDERS

The amounts due to shareholders are unsecured, non-interest bearing and have no specific terms of repayment.

                           FOREST INDUSTRY ONLINE INC.

                        NOTES TO THE FINANCIAL STATEMENTS

                             AS AT JANUARY 31, 2000
----------------------------------------------------------------------

NOTE 6- LONG TERM DEBT
                                                Jan 31,          July 31,
                                                 2000             1999
                                                ($U.S.)          ($U.S.)
                                               ---------------------------
Demand Bank Loan, Royal Bank

The  demand  loan is  repayable  in  monthly
instalments  of $ 2,084  including interest
at prime  plus 2% per  annum  and is secured
by a  general  security agreement over all
the  assets  of the  Company, guarantees by
the  corporate shareholder and personal
guarantees of the principals of the Company.    $47,695         $ 55,695

Less: Current Portion                            47,695           22,465
                                               ---------------------------
                                                     --         $ 33,230
                                               ===========================

NOTE 7 - DUE TO FORMER PARENT COMPANY

                                                  Jan  31,       July 31,
                                                    2000           1999
                                                  ($U.S.)        ($U.S.)
                                               ---------------------------

Teaco Properties Ltd.                           $84,032        $  50,341
                                              ============   ============


The amounts due to the former parent company, Teaco Properties Ltd. were unsecured and had no specific terms of repayment except for $ 83,531 (1999- $49,840) which called for interest at prime plus 5% per annum.


NOTE 8 - SHARE CAPITAL

Authorized:

            10,000 Class "A" voting common shares with no par value

Issued:                                          Jan  31,       July 31,
                                                   2000           1999
                                                  ($U.S.)        ($U.S.)
                                               ---------------------------

   100  Class "A" voting common shares            $   1           $ 1
                                               ===========================

                           FOREST INDUSTRY ONLINE INC.

                        NOTES TO THE FINANCIAL STATEMENTS

                             AS AT JANUARY 31, 2000
-------------------------------------------------------------------------------

NOTE 9 - INCOME TAXES

The company has non-capital losses available for carry-forward totalling $135,110. These losses may be carried forward to be applied against future income for tax purposes. The losses expire as follows:

                                Year
                                ----
                                2004          $  56,782
                                2005             71,973
                                2006              6,355

NOTE 10 - COMMITMENTS

A) The Company has entered into an agreement to lease office premises to September 30, 2001. The monthly lease payment is $ 2,697 ($3,883 CDN).

B) The Company has entered into an agreement to lease a vehicle to March 9, 2003. The monthly lease payment is $ 532 ($767 CDN) with an option to purchase the vehicle at the end of the lease for $ 14,820 ( $ 21,334 CDN).

C) The   Company   has  entered   into  an   agreement   to  lease  an  internet
   telecommunication line to December 31, 2002. The monthly lease payment is $ 966 ($ 1,391 CDN).

D) The Company has entered into a consulting contract with an individual to perform various investor relations and corporate development functions. The contract which commenced on March 1, 2000 and continues until February 28, 2001 stipulated an initial fee of $4,600 which was settled by the issuance of 200,000 shares of the parent company at $.023 per share and a monthly fee of $ 2,431 ( $3,500 CDN).

E) The Company has entered into a consulting contract with an individual to perform various accounting functions for a monthly fee of $ 1,667 ($2,400
   CDN). The contract term commenced on February 15, 2000 and continues until August 15, 2000.

F) The Company has entered into a employment contract with the President of the Company. The employment contract commenced on February 1, 2000 and continues until January 31, 2003 for an annual salary of $ 52,101 ($75,000 CDN).

G) The Company has entered into a employment contract with the Chief Information Officer. The employment contract commenced on March 1, 2000 and continues until February 28, 2001 and stipulated a signing bonus of $3,450 which was settled by the issuance of 150,000 shares of the parent company at $.023 per share and an annual salary of $ 52,101 ($75,000 CDN).

H) On March 1, 2000, the parent company established an employee stock option plan for the employees of the Forest Industry Online Inc. The total number of options granted under the stock option plan are 31,000 shares with exercise price of $ 4.00 vesting on February 29, 2001.

                           FOREST INDUSTRY ONLINE INC.

                        NOTES TO THE FINANCIAL STATEMENTS

                             AS AT JANUARY 31, 2000
     ----------------------------------------------------------------------

NOTE 11 - SUBSEQUENT EVENTS

On January 31, 2000, the company was officially acquired under a reverse takeover by Autoeye, Inc. (a publicly traded OTC company). On February 1, 2000, the new parent company loaned Forest Industry Online Inc. the sum of $750,000 which was used to retire the amounts owing to the shareholders, Teaco Properties Ltd. and the current loan payable.

NOTE 12 - CHANGE IN NON-CASH WORKING CAPITAL ACCOUNTS

                                   For the       For the         For the
                                   Period         Period          Period
                                 Aug 1,1999    Aug. 1, 1998    Nov. 1, 1999
                                  to Jan 31,     to Jan 31,    to Jan 31,
                                    2000           1999           2000
                                 ($ U.S.)        ($ U.S.)       ($ U.S.)
                                   -----          -----           -----
Accounts Receivable            $ ( 2,670)      $ (19,660)     $ ( 2,371)

Notes Receivable                      --          14,406             --

Prepaid Expenses                 (   116)            180         ( 1,672)

Accounts Payable and Accrued      (9,420)        (15,503)       ( 10,780)

Liabilities
Unearned Revenues                  6,701             249         (  184)

Loan Payable                      39,639              --         39,639
                                  ------------------------------------------
                               $  34,134         (20,328)        24,632
                                 ==========================================



NOTE 13 - FINANCIAL INSTRUMENTS

Financial instruments include cash, accounts receivable, due from affiliated company, operating line of credit, accounts payable and accrued liabilities, long term debt, amounts due to parent company and shareholders. The estimated fair value of such financial instruments approximates their carrying value.

          forestindustry.com, Inc.


          (formerly Autoeye Inc.)

          Pro Forma Combined Statements of Operations


          PREPARED BY MANAGEMENT
          (In U.S. $)


   For the Nine Months Ended February 29, 2000 and the Year Ended May 31, 1999

Pro Forma Combined Statement of Operations For the Nine Months Ended February 29, 2000 (In U.S. $)
------------------------------------------------------------------------------

                                                             Pro forma
                                                     --------------------------
                              The Forest  Forestindustry.  Acquisition Combined
                              Industry      com, Inc.     Adjustments
                             Online Inc.                    (Note 2)
                                  $            $                $          $

REVENUES                         264,144            -            -      264,144
                            ---------------------------------------------------


EXPENSES

Administrative and selling       198,672       11,789            -      210,461
Wages and Benefits               169,158            -            -      169,158
                            ---------------------------------------------------

                                 367,830       11,789            -      379,619
                            ---------------------------------------------------


NET LOSS FOR THE PERIOD          103,686       11,789            -      115,475
                            ---------------------------------------------------

Basic and diluted loss
per share                                                                (0.01)
                                                                     ==========









Unaudited - "See accompanying notes to the pro forma combined financial statements".

Pro Forma Combined Statement of Operations For the Year Ended May 31, 1999 (In U.S. $)
------------------------------------------------------------------------------

                                                             Pro forma
                                                     --------------------------
                             The Forest   Forestindustry  Acquisition  Combined
                              Industry     .com, Inc.     Adjustments
                             Online Inc.                   (Note 2)
                                  $             $              $           $

REVENUES                       302,313            --           --       302,313
                   ------------------------------------------------------------

EXPENSES

Advertising and Promotion          1,826            -            -        1,826
Bad Debts                          5,048            -            -        5,048
Bank Charges and Interest         16,322            -            -       16,322
Consulting Fees                    2,365            -            -        2,365
Depreciation                       5,389            -            -        5,389
Office                            10,955            -            -       10,955
Printing                           4,767            -            -        4,767
Professional Fees                 17,712        9,752            -       27,464
Rent and Utilities                 8,662            -            -        8,662
Telephone and Internet            30,673            -            -       30,673
Connecting Fees
Travel                            10,038            -            -       10,038
Trade Shows                        2,592            -            -        2,592
Wages and Benefits               171,101            -            -      171,101
                            ---------------------------------------------------


                                 287,450        9,752            -      297,202
                            ---------------------------------------------------


NET INCOME (LOSS)
FOR THE YEAR                      14,863      (9,752)            -        5,111
                            ---------------------------------------------------


Basic Earnings per share                                                      -
                                                                  -------------






Unaudited - "See accompanying notes to the pro forma combined financial statements".

Notes to the Pro Forma Combined Statement of Operations
For the Nine Months Ended February 29, 2000 and Year Ended May 31, 1999
------------------------------------------------------------------------------


Note 1 - General

The unaudited pro forma combined statements of operations of forestindustry.com, Inc. (the "Company") have been compiled from and include:

(a) the audited balance sheets of forestindustry.com, Inc. (formerly Autoeye Inc.) as at May 31, 1999 and 1998 and the audited statements of operations, stockholders' equity and cash flows for the periods then ended;

(b) the audited balance sheets of The Forest Industry Online Inc. (Forest) as at July 31, 1999 and 1998 and the audited statements of operations, stockholders' deficit and cash flows for the years then ended; and

(c) the unaudited balance sheet of the Company as at February 29, 2000 and the unaudited statements of operations and cash flows for the periods ended February 29, 2000 and February 28, 1999.


For more detailed information, readers should refer to the financial statements of the Company and Forest included elsewhere in this Registration Statement.

The unaudited pro forma combined statements of operations give effect to the transactions described in note 2 below. The pro forma combined statements of operations have been presented as though the transactions occurred on June 01, 1998.

The pro forma combined statements of operations may not necessarily be indicative of the results and financial position which would have resulted had the transactions been effected on the date indicated above. Further, the pro forma financial information is not necessarily indicative of the financial position that may be attained in the future.


Note 2 - Basis of Presentation

On January 31, 2000, the Company merged with Forest. The acquisition was a reverse takeover with Forest being the deemed accounting acquiror for financial statement purposes.

Under the terms of agreement, the Company issued 10,000,000 common shares for all of the 100 common issued and outstanding shares of Forest. As at January 31, 2000, there were 4,927,040 common shares of the Company (after reflecting a 21:1 stock consolidation which

Notes to the Pro Forma Combined Statement of Operations
For the Nine Months Ended February 29, 2000 and Year Ended May 31, 1999
-----------------------------------------------------------------------------


Note 2 - Basis of Presentation (cont'd)

occurred on August 20, 1999 and a subsequent stock split of 1:40 which occurred on August 21, 1999). The acquisition was accounted for as a recapitalization representing an issue of shares by Forest for the net assets of the Company. On January 31, 2000 the net assets of the Company consisted of:

       Cash and Cash Equivalents             $ 750,000
       Accounts Payable                        (19,703)
                                           ------------
                                              $ 730,297

Total costs related to this recapitalization transaction were estimated at $15,863. They include cash expense in the estimated amount of $15,000 and non-cash expense in the amount of $863. The non-cash expense relates to the issuance of 37,500 shares of common stock of the Company. The fair value of these services was estimated based upon the estimated fair value of the shares at $0.023 per share. Total transaction costs have been recorded as a charge to the stockholders' equity of the Company.

Cash and cash equivalents held by the Company in the amount of $750,000 were obtained through subscriptions for a private placement of 750 shares of Series "A" Convertible Preferred Stock at a price of $1,000 per share. The closing of this private placement and the release of funds held in escrow were contingent on this acquisition being completed. The shares of Series "A" preferred stock are convertible, at the option of the holder, and at any time after March 16, 2000, into common stock at 75% of the last ten day average closing bid price of the Company subject to a maximum conversion rate of 5,000 shares of common stock for one share of preferred stock and a minimum conversion rate of 250 shares of common stock for one share of preferred stock. In addition, if a registration statement in respect of the common stock underlying the preferred stock is effective, all Series "A" preferred stocks will be deemed to convert into common stock on or before January 31, 2001, the first anniversary date.

The pro forma combined statements of operations combine the operations of forestindustry.com, Inc. for the nine months ended February 29, 2000 and year ended May 31, 1999 as if the acquisition of forestindustry.com, Inc. had taken place on June 01, 1998. There were no pro forma adjustments required in combining the information of these two entities. This pro forma information does not reflect any non-recurring charges or credits directly attributable to the transaction. This pro forma information does not purport to be indicative of the revenues and net loss that could have resulted had the acquisition been in effect for the period presented and is not intended to be a projection of future results or trends.

                                TABLE OF CONTENTS
                                                                            Page
PROSPECTUS SUMMARY .........................................................
RISK FACTORS ..............................................................
DILUTION AND COMPARATIVE SHARE DATA ........................................
MARKET FOR OUR COMMON STOCK ................................................
MANAGEMENT'S DISCUSSION AND ANALYSIS
  AND PLAN OF OPERATION.....................................................
MANAGEMENT .................................................................
PRINCIPAL SHAREHOLDERS.....................................................
SELLING STOCKHOLDERS .....................................................
DESCRIPTION OF SECURITIES ...................................................
LEGAL PROCEEDINGS..........................................................
 .........................
EXPERTS ...................................................................
INDEMNIFICATION ............................................................
AVAILABLE INFORMATION........................................................
FINANCIAL STATEMENTS............................................................

      No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by forestindustry.com. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any of the securities offered in any jurisdiction to any person to whom it is unlawful to make such an offer in such jurisdiction. Neither the delivery of this prospectus nor any sale made in this prospectus shall, under any circumstances, create any implication that the information in this prospectus is correct as of any time subsequent to the date of this prospectus or that there has been no change in the affairs of forestindustry.com since such date.

      Until _________, 2000 all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     PART II
                     Information Not Required in Prospectus

Item 24. Indemnification of Officers and Directors The Delaware General Corporation Law and the Company's Certificate of Incorporation and Bylaws provide that we may indemnify any and all of our officers, directors, employees or agents or former officers, directors, employees or agents, against expenses actually and necessarily incurred by them, in connection with the defense of any legal proceeding or threatened legal proceeding, except as to matters in which such persons shall be determined to not have acted in good faith and in our best interest.

Item 25. Other Expenses of Issuance and Distribution.

    The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. No expenses shall be borne by the selling stockholder. All of the amounts shown are estimates, except for the SEC Registration Fees.

         SEC Filing Fee                                       $     354
         NASD Filing Fee                                            500
         Blue Sky Fees and Expenses                               2,000
         Printing and Engraving Expenses                            200
         Legal Fees and Expenses                                 25,000
         Accounting Fees and Expenses                            15,000
         Miscellaneous Expenses                                   1,946
                                                               --------

         TOTAL                                                  $45,000
                                                                =======

         All expenses other than the SEC and NASD filing fees are estimated.

Item 26. Recent Sales of Unregistered Securities.

              The following information sets forth all securities which have been sold by us and which securities were not registered under the Securities Act of 1933, as amended. Unless otherwise indicated, the consideration paid for the shares was cash. All historical share data in this prospectus has been adjusted to reflect the various recapitalizations of our common stock. See "Description of Securities" for a complete history of the recapitalizations of our common stock.

Common Stock

                                         Number of Shares
Date of Sale         Name                of Common Stock          Consideration
------------         ----                 -------------           ------------
December 10, 1997    Bona Vista West                                $5,000
                     Ltd.                    5,000,000
December 11, 1997    Bona Vista West                                   $10
                     Ltd.                         100

January 9, 1998      Holders of Series        175,456        175,456  shares  of
                     "H" common stock                        Series  "H"  common
                     of STB Corp.                            stock of STB  Corp.
                                                             valued at $175
January 31, 2000     Teaco Properties                        69  shares  of  The
                     Ltd.                    6,900,000       Forest     Industry
                                                             Online Inc.
January 31, 2000     Joe Perraton                            24  shares  of  The
                                             2,400,000       Forest     Industry
                                                             Online Inc.
January 31, 2000     Lara Perraton                           7  shares   of  The
                                              700,000        Forest     Industry
                                                             Online Inc.
January 31, 2000     Century Capital                         Services  valued at
                     Management Ltd.           37,500        $862.50
February 24, 2000    Todd Hilditch                           Services  valued at
                                              200,000        $4,600.00
February 29, 2000    John Carmichael                         Services  valued at
                                              150,000        $3,450.00

Series A Convertible Preferred stock

                                         Number of Shares of
                                         Series A Convertible
Date of Sale         Name                 preferred stock        Consideration
------------         ----                  -------------       ---------------

January 31, 2000     Indentures of
                     Trust, James F.            125                $125,000
                     Cool

January 31, 2000     Augustine Fund LP          250                $250,000

January 31, 2000     Ascent Financial
                     Incorporated               375                $375,000

The sales of our common stock prior to January 31, 2000 were exempt from registration pursuant to Rule 504 of the Securities and Exchange Commission. All shares of common stock sold on or after January 31, 2000 are "restricted" securities as defined in Rule 144 of the Rules and Regulations of the Securities and Exchange Commission. The certificates evidencing the restricted shares of common stock bear legends stating that the shares represented by the certificates may not be offered, sold or transferred other than pursuant to an effective registration statement under the Securities Act of 1933, or pursuant to an applicable exemption from registration.

      The shares of common stock issued or sold subsequent to January 30, 2000 were issued or sold in reliance upon the exemption provided by Section 4(2) of the Act. The persons who acquired these shares were either accredited or sophisticated investors. The shares of common stock were acquired for investment purposes only and without a view to distribution. The persons who acquired these shares were fully informed and advised about matters concerning us, including our business, financial affairs and other matters. The persons acquired these shares for their own accounts. The certificates representing these shares of common stock bear legends stating that the shares may not be offered, sold or transferred other than pursuant to an effective registration statement under the Securities Act of 1933, or pursuant to an applicable exemption from registration. The shares are "restricted" securities as defined in Rule 144 of the Securities and Exchange Commission.

      All sales of the Company's Series A preferred stock were exempt from registration pursuant to Rule 506 of the Securities and Exchange Commission. All shares of the preferred stock were acquired for investment purposes only and without a view to distribution. All of the persons who acquired the Company's Series A preferred stock were fully informed and advised about matters concerning us, including our business, financial affairs and other matters. The purchasers of the Company's Series A preferred stock acquired the securities for their own accounts. The certificates evidencing the Series A preferred stock bear legends stating that they may not be offered, sold or transferred other that pursuant to an effective registration statement under the Securities Act of 1933, or pursuant to an applicable exemption from registration. All Series A preferred shares are "restricted" securities as defined in Rule 144 of the Rules and Regulations of the Securities and Exchange Commission.

Item 27. Exhibits

The following Exhibits are filed with this prospectus:

         Exhibits                                       Page Number

1        Underwriting Agreement                                 N/A
                                                      ----------------------

3.1      Certificate of Incorporation and Amendments
                                                      --------------------------

3.3      Bylaws
                                                      --------------------------

4.1      Certificate of Designation of Series A
         preferred stock
                                                      --------------------------

4.2      Stock Option Plan                            _____________

5        Opinion of Counsel
                                                      --------------------------

10       Share Exchange Agreement
                                                      --------------------------

23.1     Consent of Hart and Trinen
                                                      --------------------------

23.2     Consent of Ernst & Young LLP
                                                      --------------------------

23.3     Consent of Watson, Dauphinee & Masuch        _____________

24.      Power of Attorney                            Included as part of the
                                                      Signature Page

27.      Financial Data Schedules                     ___________________

Item 28. Undertakings

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement.

(i) To include any prospectus required by Section l0(a)(3) of the Securities Act of l933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, including (but not limited to) any addition or deletion of a managing underwriter.

         (2) That, for the purpose of determining any liability under the Securities Act of l933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) To provide to the Underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

         (5) Insofar as indemnification for liabilities arising under the Securities Act of l933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

         The registrant and each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement, with full power to act alone, to file one or more amendments (including post-effective amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as such agent for service deems appropriate, and the Registrant and each such person hereby appoints such agent for service as attorney-in-fact, with full power to act alone, to execute in the name and in behalf of the Registrant and any such person, individually and in each capacity stated below, any such amendments to this Registration Statement.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of l933, the Registrant has duly caused this Registration Statement to be signed on our behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia, on the _____ day of May, 2000.

                                         FORESTINDUSTRY.COM, INC.


                                         By  /s/ Joe Perraton
                                         --------------------------------
                                          Joe Perraton, President

         Pursuant to the requirements of the Securities Act of l933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                                     Title                    Date

 /s/ Joe Perraton
Joe Perraton                        Director              May __, 2000


  /s/ Marc Ralph White
Marc Ralph White                    Director              May __, 2000
                            forestindustry.com, Inc.

                             REGISTRATION STATEMENT
                                  ON FORM SB-2


                                    EXHIBITS